UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT No. 3


                                       TO

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              FIRST SUNRISE, INC.
                 (Name of small business issuer in its charter)


   Delaware                          6770
   --------                          ----
(State or jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of incorporation or      Classification Code Number)    Identification No.)
organization)

          200 East 89th Street, New York, New York 10128 (212) 876-8578
         -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

           200 East 89th Street, 44th Floor, New York, New York 10128
           ----------------------------------------------------------
          (Address of Principal place of business or intended principal place of business)

    Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, NY
                                 (212)344-1600
           ----------------------------------------------------------

           (Name, address, and telephone number of agent for service)

                                   Copies to:

                           Andrea I. Weinstein, Esq.
                         Schonfeld & Weinstein, L.L.P.
                           63 Wall Street, Suite 1801
                            New York, New York 10005
                                 (212) 344-1600

                           Robert S. Schneider, Esq.
                             Graham & James, L.L.P.
                                   21st Floor
                                885 Third Avenue
                         New York, New York 10022-4802
                               Tel:(212) 848-1000

Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

No registration fee is due on a Reconfirmation Offering under Rule 419.


Cross Reference Sheet
Showing the Location In Prospectus of
Information Required by Items of Form SB-2


  Part I.    Information Required in Prospectus

  ITEM
   NO.           REQUIRED ITEM                 LOCATION OR CAPTION
   ---           -------------                 -------------------


  1.     Front of Registration Statement       Front of Registration
         and Outside Front Cover of            Statement and outside
         Prospectus                            front cover of Prospectus

  2.     Inside Front and Outside Back         Inside Front Cover Page
         Cover Pages of Prospectus             of Prospectus and Outside
                                               Front cover Page of Prospectus

  3.     Summary Information and Risk          Prospectus Summary;
         Factors                               High Risk Factors

  4.     Use of Proceeds                       Use of Proceeds

  5.     Determination of Offering             Prospectus Summary -
         Price                                 Determination of Offering
                                               Price; Risk Factors

  6.     Dilution                              Not Applicable

  7.     Selling Security Holders              Not Applicable

  8.     Plan of Distribution                  Not Applicable
  9.     Legal Proceedings                     Legal Proceedings

 10.     Directors, Executive Officers,        Management
         Promoters and Control Persons

 11.     Security Ownership of Certain         Principal Shareholders
         Beneficial Owners and Management

PART I   INFORMATION REQUIRED IN PROSPECTUS    CAPTION IN PROSPECTUS
------   ----------------------------------    ---------------------


 12.     Description of Securities             Description of Securities

 13.     Interest of Named Experts and         Legal Opinions; Experts;
                                                Counsel

 14.     Disclosure of Commission Position     Statement as to
         on Indemnification for Securities     Indemnification
         Act Liabilities

 15.     Organization Within Last              Management, Certain
         Five Years                            Transactions

 16.     Description of Business               Business

 17.     Management's Discussion and           Management's Discussion and
         and Analysis or Plan of               Analysis
         Operation

 18.     Description of Property               Not Applicable

 19.     Certain Relationships and Related     Certain Transactions
         Transactions

 20.     Market for Common Stock and           Prospectus Summary
         Related Stockholder Matters

 21.     Executive Compensation                Executive Compensation

 22.     Financial Statements                  Financial Statements

PROSPECTUS

FIRST SUNRISE, INC.
(a Delaware corporation)

RECONFIRMATION OFFER

     This prospectus relates to the reconfirmation offer of 100,000 shares of common stock of First Sunrise, Inc. ("FSI," "We" of "Us")sold in FSI's initial public offering. Pursuant to Rule 419 of the Securities Act of 1933, shareholders representing at least 80% of FSI's maximum offering proceeds ($40,000) must elect to reconfirm their investments (the "Reconfirmation Offer"). (See "INVESTORS RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419"). Pursuant to Rule 419, each purchaser of common stock in FSI's initial public offering shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify FSI in writing that the Rule 419 investor elects to remain an investor. If FSI has not recorded such written notification by the 20th business day following the effectiveness of the post- effective amendment, funds held in the escrow account shall be sent by first class mail or other equally prompt means to the Rule 419 investors within five business days. Once a Rule 419 investor has sent his/her letter of reconfirmation to FSI, such letter of reconfirmation may not be revoked.

     Pursuant to an Agreement and Plan of Merger between FSI and Platinum Executive Search, Inc., a corporation organized and existing under the laws of State of New York ("PES"), dated July 21, 1999, PES shall be merged into FSI with FSI as the surviving entity. This merger must be consummated within eighteen (18) months from the effective date of FSI's initial public offering (December 9, 1999). On the effective date of the merger, all PES shareholders shall become shareholders of FSI as a result of the merger. FSI shall change its name to "Global Sources Limited" on the effective date of the merger.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING AT PAGE.


THE FSI SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the common shares subject to the reconfirmation offer hereto. This prospectus does not contain all the information set forth in the Registration Statement and its exhibits and schedules. For further information with respect to FSI and our securities, we refer you to the Registration Statement, exhibits and schedules.

     Additional information about FSI, is available upon request from Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005. Additional information about PES may be obtained by contacting Graham & James, L.L.P., 885 Third Avenue, 21st Floor, New York, New York 10022-4802, Attn:
Robert S. Schneider, Esq.

No. Of Shares                                  Offering
sold in initial   Price Per   Gross Proceeds   Proceeds paid      Net
public offering   Share       to the Company   out for expenses  in Escrow
---------------   -----       --------------   ----------------  ---------

   100,000        $.50            $50,000          $5,000         $45,000

(1) 10% of the offering proceeds of our initial public offering ($5,000) were released to us pursuant to Rule 419. The $5,000 remains in a separate account.

The Date of this Prospectus is              .

The following are FSI's expenses for its initial public offering(1):

Escrow Fee.......................................................$         0
Securities and Exchange Commission Registration Fee..............$    100.00
Legal Fees.......................................................$ 18,000.00
Accounting Fees..................................................$  2,000.00
Printing and Engraving...........................................$    250.00
Blue Sky Qualification Fees and Expenses.........................$    750.00
Miscellaneous....................................................$    400.00
Transfer Agent Fee...............................................$    500.00

TOTAL............................................................$ 22,000.00(3)

The following are FSI's estimated expenses for the reconfirmation offering (2):

Securities and Exchange Commission Registration Fee.. ........$         0
Legal Fees....................................................$ 45,000.00(2)
Accounting Fees...............................................$ 10,000.00(2)
Printing and Engraving........................................$  2,500.00(2)
Miscellaneous.................................................$    500.00(2)
Transfer Agent Fees...........................................$  1,500.00(2)

TOTAL.........................................................$ 59,500(2)

(1) Have been/will be paid by FSI (2) Have been/will be paid by PES
(3) This amount was paid by funds received in our private placement which took place between April 28, 1997 and August 15, 1997.

TABLE OF CONTENTS

                                                       Page #
PROSPECTUS SUMMARY

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
    UNDER RULE 419

RISK FACTORS

MERGER

USE OF PROCEEDS

SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS

BUSINESS

MANAGEMENT

CERTAIN TAX CONSIDERATIONS

DESCRIPTION OF SECURITIES

PRINCIPAL SHAREHOLDERS

CERTAIN TRANSACTIONS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

FIRST SUNRISE, INC. FINANCIAL STATEMENTS

PLATINUM EXECUTIVE SEARCH INC. FINANCIAL STATEMENTS

RENAISSANCE LEADERSHIP, INC. FINANCIAL STATEMENTS

STRUPP INVESTMENTS, LLC FINANCIAL STATEMENTS

FIRST SUNRISE, INC. AND
PLATINUM EXECUTIVE SEARCH INC.  PROFORMA CONDENSED
BALANCE SHEET AND STATEMENT OF OPERATIONS

PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this prospectus and is qualified by the more detailed information and consolidated financial statements (including notes thereto) appearing elsewhere in this prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors". Unless otherwise indicated, the capital structure, the number of shares outstanding and the per share data and information in this Prospectus have been adjusted to give effect to the merger described herein.


First Sunrise, Inc.

     FSI was incorporated in the State of Delaware on April 28, 1997 for the sole purpose of acquiring or merging with an unspecified operating business. FSI has no operating assets and has not engaged in any business activities, other than to seek out and investigate other businesses for potential merger or acquisition.

     On June 9, 1998, FSI commenced a "blank check" offering pursuant to Rule 419 which generated $50,000 in gross proceeds from approximately 200 different investors. Pursuant to Rule 419, all of the gross proceeds from that offering, less 10%, and the FSI shares purchased by the Rule 419 investors, are being held in escrow pending (i) distribution of a prospectus to each of them describing any prospective business acquisition by FSI and (ii) the subsequent confirmation of at least 80% of the shares owned by the Rule 419 Investors that they elect to remain investors. (See "INVESTORS RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419").

     The executive offices of FSI are located at 200 East 89th Street, 44th Floor New York, New York 10121. The telephone number is (212) 876-8578.

Platinum Executive Search, Inc.

     PES was incorporated in the State of New York on May 28, 1999. PES was formed to serve as a holding company for entities engaged in all aspects of human resources. Since its incorporation, PES has sought to acquire a variety of human resource firms that specialize in various industries, and personnel with experience in human resources in each respective industry. In August 1999, PES acquired two companies: Renaissance Leadership, Inc., a leadership development and training firm; and Strupp Investments, LLC., a human resources firm known as "Success." Both companies are operating companies which generate revenues for PES.

     PES believes that with its experienced management team and other key employees experienced in various segments of the human resource industry, as well as its two wholly owned subsidiaries, it is able to compete with other companies in each respective segment. PES expects to expand its operations by focusing on companies or practices in various areas including: (i) executive search; (ii) legal profession; (iii) technology and information systems; (iv) benefit and compensation consulting and design; (v) leadership training; and
(vi) temporary services. According to the 1998 Olsten Forum, 45% of all companies report that they are understaffed and 57% predict they will be understaffed in the coming year. PES believes it is statistics such as these that have contributed to the growth of the executive search industry over the last decade. PES believes that several trends will contribute to the continued growth of the executive search industry:


          increased demand for managers globalization of business and economy increased outsourcing of recruitment functions use of advanced technology in businesses.

     Currently, PES is focusing on a growth strategy of acquiring other firms, businesses and executives in these sectors. As an example, the executive search industry is highly fragmented and consists of approximately 4,000 firms. PES is focusing on those firms with revenues of $5,000,000 and less.

     The executive offices of PES are located at 342 Madison Avenue, Suite 1500, New York, New York 10173. PES's phone number is (212) 687-8063.


Reconfirmation Offering Conducted in Compliance with Rule 419

     FSI is a blank check company and, consequently, this reconfirmation Offering is being conducted in compliance with the Commission's Rule 419. The Rule 419 investors have certain rights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in our initial public offering are deposited and held in an escrow account established pursuant to Rule 419 (the "Escrow Account"), and shall remain in the escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the deposited funds and deposited securities can be released to FSI and the Rule 419 investors, respectively we must take the following steps:

     Update the registration statement with a post-effective amendment.

     Within five business days after the effective date of the post-effective amendment, we must furnish the Rule 419 investors with the prospectus. This prospectus must contain the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements.

     According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment, minus up to 10% of their investment. Each Rule 419 investor shall have 20 business days from the date of this prospectus to reconfirm his/her investment in FSI. Any Rule 419 investor not making any decision within this 20 business day period will automatically have his/her investment funds returned. The rule further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the deposited funds in the escrow account must be returned to Rule 419 investors. (See "Investors' Rights and Substantive Protection Under Rule 419 - - Reconfirmation Offering.")

Reconfirmation Offer

     This prospectus relates to a reconfirmation by FSI shareholders of their investments in FSI. Rule 419 states that, the proceeds of our initial public offering and the securities purchased in that offering, both of which are currently held in escrow, will not be released from the escrow account until

(1)FSI executes an agreement for an acquisition or merger meeting certain criteria.

(2) a post-effective amendment which includes the terms of the reconfirmation offer, as well as information about the merger agreement and audited financial statements is filed.

(3) FSI conducts a reconfirmation offer and shareholders representing 80% of FSI's initial public offering proceeds elect to reconfirm their investments. This 80% shall be computed twenty (20) business days after the effective date of this post-effective amendment.

     Once an investor has sent his/her letter of reconfirmation to FSI, such letter of reconfirmation may not be revoked. In the event the Rule 419 investors do not vote to reconfirm the offering, the deposited funds shall be returned to investors on a pro rata basis. Such funds will be returned within 5 business days of failure to approve the merger.

Terms of the Merger Agreement

     The terms of the merger are set forth in the merger agreement and consummation of the merger is conditioned upon, among other things, the acceptance of the reconfirmation offer by holders of at least 80% of the shares owned by the Rule 419 investors. (See "PROSPECTUS SUMMARY Reconfirmation Offer"). As a result of the consummation of the merger, PES will be merged into FSI, with FSI as the Surviving Entity. Upon consummation of the merger, each shareholder who holds shares of FSI's common stock registered in the registration statement declared effective by the Securities and Exchange Commission on June 9, 1998, and who accepts the reconfirmation offer shall continue to hold his or her share certificate(s) representing FSI's registered common stock.

     Each holder of registered common stock who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account or approximately $.45 per share. In the event the escrowed funds exceed $45,000 at the consummation of the merger, those funds shall be distributed on a pro rata basis to those FSI shareholders who reject the reconfirmation offering. At the effective date of the merger, 100% of the issued and outstanding shares of PES shall be canceled. FSI registered common stock shall be forward split 1 for 1.96648, and FSI unregistered common stock will be reverse split 1 for .3634383. After these stock splits, FSI will issue 5,555,475 shares of common stock and 740,000 shares of convertible preferred stock to PES shareholders and 325,000 options to acquire 325,000 shares of stock to existing PES option holders. After the effective date, current FSI shareholders and their designees shall own 414,711 shares, representing 6% of the surviving entity and former PES shareholders will own 5,555,475 shares of FSI common stock, which, after exercise of 325,000 options and conversion of 740,000 shares of preferred stock, will represent 94% of the issued and outstanding common stock. (See "MERGER"- Terms and Conditions of Merger, and "Certain Transactions")


Recent Developments

         Our board of directors believes that the merger represents a good investment opportunity for our shareholders and recommends that the Rule 419 investors elect to accept the reconfirmation offering. Our Board of Directors recommends that Rule 419 investors, when determining whether or not to reconfirm their investments, also consider, PES's working capital and recent acquisitions(See "MERGER"- Terms and Conditions of Merger).

     The Merger Agreement was approved by the directors and shareholders of PES by written consent dated as of July 1, 1999. The merger agreement was confirmed by the written consent of the directors of FSI on August 12, 1999.

Accounting Treatment

     Although FSI is the legal surviving corporation, for accounting purposes, the merger is treated as a purchase business acquisition of FSI by PES (a reverse acquisition) and a recapitalization of PES. PES is the acquirer for accounting purposes because the former PES stockholders received the larger portion of the common stockholder interests and voting rights retained by the former FSI stockholders. Because PES is the acquirer for accounting purposes under APB Opinion No. 16, the Surviving Entity shall adopt PES's fiscal year end, December 31.


High Risk Factors

     Investments in the securities of FSI are highly speculative, involve a high degree of risk, and only persons who can afford the loss of their entire investment should vote to reconfirm their investments. (See "RISK FACTORS.")

Use of Proceeds

     In its initial public offering, FSI generated $50,000 in proceeds. 10% ($5,000) of the deposited funds was released to FSI prior to this reconfirmation offering. (See "Investors' Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.")

     FSI intends to use this sum for expenses incurred in the offering, including, but not limited to, accounting expenses, transfer agent fees, printing fees and certificates of good standing. The remaining $45,000 will remain in the non-interest-bearing escrow account maintained by Atlantic Liberty Savings Bank, which bank acts as escrow agent. No portion of the deposited funds has been or will be expended to merge PES into FSI. The deposited funds will be transferred to FSI pursuant to the merger agreement if and when a business combination is effected. PES will apply these proceeds towards professional fees and expenses it expects to incur in its search for merger and acquisition candidates. (See "USE OF PROCEEDS.")


Certain Income Tax Consequences

     In management's opinion, the merger is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that stockholders of FSI and PES subject to United States tax will not recognize gain or loss from the transaction. In addition, the transaction is not intended to result in the recognition of gain or loss to either PES or FSI in the respective jurisdictions where each of them is subject to taxation. NO OPINION OF COUNSEL NOR A RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN OBTAINED IN REFERENCE TO THE FOREGOING. THE FOREGOING IS FOR GENERAL INFORMATION ONLY AND FSI STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TRANSACTION TO THEM.

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

     Rule 419 requires that in a blank check offering, offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, and the securities purchased by investors in such an offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the deposited funds and deposited securities will be released to FSI and to the 419 investors, respectively, only after FSI has met the following three basic conditions:

     FSI must execute an agreement(s) for an acquisition or merger meeting certain prescribed criteria.

     FSI must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer. The post-effective amendment must also contain information regarding the acquisition or merger candidate(s)and its business(es), including audited financial statements.

     FSI must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors.

     After FSI submits a signed representation to the escrow agent that the requirements of Rule 419 have been met, and after the acquisition or merger is consummated, the escrow agent can release the deposited funds and deposited securities.

     Accordingly , FSI has entered into an escrow agreement with Atlantic Liberty Savings Bank (the "Escrow Agent") which provides that:

     (1) The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the deposited funds to be released to FSI prior to the reconfirmation offering. The deposited funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued and are to be held for the sole benefit of the investors' who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

Prescribed Merger Criteria

     Rule 419 requires that before the deposited funds and the deposited securities can be released, FSI must first execute an agreement to acquire an acquisition candidate(s) or merge with a merger candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s), merger(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $40,000 (80% of $50,000). Based on its proforma financial statements, PES has a fair value in excess of $40,000. (See "PES Financial Statements.")


Post-Effective Amendment

     Once the agreement(s) governing the acquisition(s), or merger(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires FSI to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about

     The proposed acquisition candidate(s) and its business(es), including audited financial statements,

     the results of this Reconfirmation Offering and

     the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from the Escrow Account.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. According to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each Rule 419 investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify FSI in writing that the investor elects to remain a Rule 419 investor. The reconfirmations will be tabulated 20 business days from the effective date. Rule 419 investors who submit their letter of reconfirmation to FSI shall not have the right to revoke such letter.

     (3) If FSI does not receive written notification from an investor within 20 business days following the effective date, the pro rata portion of the deposited funds (and any related interest or dividends) held in the Escrow Account on such Rule 419 Investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if a minimum number of Rule 419 investors representing 80% of the maximum offering proceeds equaling $40,000 elect to reconfirm their investment.

     (5) If a consummated acquisition has not occurred by December 9, 1999 (18 months from the date of original prospectus), the deposited funds held in the escrow account shall be returned to all Rule 419 Investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds

     The deposited funds and deposited securities may be released to FSI and the Rule 419 investors, respectively, after:

     (1) The escrow agent has received a signed representation from FSI and any other evidence acceptable by the escrow agent that:

           (a) FSI has executed an agreement for the acquisition of or merger with a target business for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

           (b) The post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that FSI has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition of, or merger with, a business (including shareholder approval of the merger or acquisition) with the fair value of at least 80% of the maximum proceeds.


RISK FACTORS

     Investment in the securities offered hereby involves a high degree of risk. Prospective investors should carefully consider, together with the other information appearing in this Prospectus, the following factors, among others, in evaluating PES and its business before reconfirming their investments in FSI.

We can only merge with one company

     If this merger is consummated, FSI will be involved in no other business combination. This lack of diversification may subject our shareholders to economic fluctuations within those industries in which PES conducts business.

     PES's business is centered around essentially one industry: human resources. Any lack of demand for services to be rendered by PES would have a material adverse effect on PES's business, operating results and financial condition.

PES will rely on key existing and future personnel.

     PES's success will depend to a large degree upon the efforts and abilities of its officers and key management employees, John Mazzuto, President, and James J. Strupp, Chairman of the Board. The loss of the services of one or more of its key employees could have a material adverse effect on PES's business prospects and potential earning capacity. PES has entered into employment agreements with both Mr. Mazzuto and Mr. Strupp. PES has no key person life insurance on either Mr. Mazzuto or Mr. Strupp.
PES will need to continue to recruit and retain additional members of senior management to manage anticipated growth, but there can be no assurance that PES will be able to recruit or retain additional members of senior management on terms suitable to PES. (See "Management - Directors, Executive Officers and Other Key Employees.")

We may not be able to grow at a rapid pace.

     We will be pursuing an aggressive growth strategy, the success of which will depend in large part upon our ability to:

     develop and expand our business

     acquire additional existing human resources companies involved in new segments of the industry acquire additional experienced personnel.

     Even if we are successful in enhancing profitability after acquiring additional companies, there can be no assurance as to how long a period of time accomplishing such profitability will take or the levels of future profitability that can be achieved. Acquisitions involve a number of risks, including the diversion of management's attention, issues related to the assimilation of the operations and personnel of the acquired businesses, and potential adverse effects on operating results. There can be no assurance that PES will find attractive acquisition candidates in the future, that acquisitions can be consummated on acceptable terms, that any acquired companies can be integrated successfully into PES's operations or that any such acquisitions will not have an adverse effect on the PES's financial condition or results of operations.

     Successful achievement of the PES's expansion plans will depend in part upon an ability to:

     Select and compete successfully in new markets

     Hire, train and retain qualified personnel

     Acquire additional existing businesses.

     PES may incur significant start-up costs in connection with entering new markets. There can be no assurance that it will achieve its planned expansion goals on a timely basis, if at all, or manage its growth effectively. Failure to expand or manage its growth could have a material adverse effect on its financial condition or results of operations.

See "Business - Growth Strategy," and "Management's Discussion and Analysis of Financial Conditions and Results of Operations".

Former PES shareholders will own a majority of the shares after the merger.

     After consummation of the merger, including the stock splits, the current shareholders of PES will control the vote of 94% of FSI's issued and outstanding common shares. As a result, the former PES shareholders will have the ability to control the outcome of substantially all issues submitted to FSI's shareholders. (See "PRINCIPAL SHAREHOLDERS" and "MERGER- Terms and Conditions of the Merger Agreement")

     A confirmation of the investment in the common stock will result in an immediate substantial dilution of the investor's investment.

     The holders of the restricted common shares of FSI have acquired their interest in FSI at an average cost per share which was significantly less than that which the public investors paid for their securities. Consequently, the public investors will bear the majority of the risk of any loss that may be incurred in FSI's operations.

There is no public market for our securities.

     Prior to the closing of the merger, there will have been no public trading market for FSI's common stock. Given the small size of the initial public offering, the relatively minimal public float, and lack of participation of a professional underwriter, there is only a very limited likelihood of any active and liquid public trading market developing for the shares. If such a market does develop, the price of FSI's common stock may be volatile. Thus, investors run the risk that they will never be able to sell their shares. In any event, there are additional state securities laws preventing resale transactions. No potential market makers have been solicited by FSI. There can be no assurances that any broker will ever agree to make a market in FSI's securities. (See "DESCRIPTION OF SECURITIES")


We may need additional financing.

     PES has no plans to seek loan financing. PES has a $200,000 line of credit outstanding, which it expects to repay through operating revenues of its two wholly owned subsidiaries. No officers, directors of affiliates of PES or FSI have agreed to lend money to the company. However, in order to achieve and maintain our planned growth rate after the merger, which growth plan includes financing acquisitions, PES may have to obtain additional bank financing or sell additional debt or equity securities in public or private financing. Any such financing could dilute the interests of current shareholders. There can be no assurance that any such additional financing will be available or, if it is available, that it will be in such amounts and on such terms as will be satisfactory to PES.

We will face intense competition.

     The market for human resource firms is fragmented and highly competitive, and competition is increasing substantially. PES and its holdings compete with other human resource and executive search firms both regionally and nationally. Other competitors, some of which may have greater financial and other resources than PES, may also enter the markets in which PES currently operates or intends to expand. There can be no assurance that PES will be able to compete successfully against these competitors.


We have not declared dividends and we do not anticipate doing so.

     FSI has not paid any dividends and does not contemplate or anticipate paying any dividends on its common stock in the foreseeable future.

     We arbitrarily set the offering price of the shares offered in our initial public offering.

     The price at which the FSI's shares were offered to the public in FSI's initial public offering was arbitrarily determined by FSI. There is no relationship between the initial offering price of the shares to FSI's assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indication of any future market price of the securities.

Possible Future Rule 144 Sales

     There are currently 700,000 FSI restricted common shares issued and outstanding. 600,000 of these shares are "restricted securities" as defined by Rule 144 of the Securities Act. Under Rule 144, restricted securities which have been beneficially owned for at least one year may be sold in brokers' transactions or directly to market makers, subject to certain quantity and other limitations. Generally, under Rule 144 a person may sell, in any three-month period, an amount equal to the greater of (i) the average weekly trading volume, if any, of the common stock during the four calendar weeks preceding the sale or
(ii) 1% of the company's outstanding common stock. After the merger and subsequent stock splits, FSI will have outstanding 6,911,853 shares of Common Stock, including 196,648 shares held in escrow (100,000 before the stock splits) and converted shares of preferred stock (1 share of preferred converts to
 .833333 shares of common stock) and exercise of all outstanding options. Shares beneficially owned for two years by non-affiliates of the Company may be sold without regard to these quantity or other limitations. The possibility of sales of substantial amounts of such stock could have a depressive effect on the price of the common stock in any market which may develop.

Conflicts of Interest.

     FSI's officers and directors are engaged in various business ventures. Thus, there may be conflicts of interest in the allocation of time between FSI's business and such other businesses. These activities may conflict with the interests of FSI. As a result of their other interests, they may personally benefit from decisions or recommendations made with respect to the business of FSI. Whereas conflicts may arise, management is aware of its fiduciary duty to FSI and will act in good faith and endeavor on an equitable basis to resolve any conflicts which may arise, on an equitable basis.

Caution to Public Investors.

     For all of the aforesaid reasons, and others set forth herein, these securities involve a high and substantial degree of risk. Any public investor considering reconfirming his/her investment in FSI should be aware of these and other factors as set forth in this prospectus. No public investor considering reconfirming his/her investment in FSI should do so if he/she anticipates a need for immediate return on his investment. Reconfirmation should only be made by investors who can afford to absorb a total loss and have no need for immediate return on their investments.

We will be Depending on qualified personnel and key individuals.

     Upon completion of the Merger, FSI's officers and directors will resign, and new officers and directors will be appointed. Neither FSI nor PES can assure current FSI shareholders of the qualifications of such persons to run a publicly owned company. PES is dependent on certain key officers, employees and directors. Additionally, the success of companies held by PES will be dependent in, large part, on individuals who manage those companies. The loss of the services of any of such persons during this period could adversely affect FSI's prospects. See "MANAGEMENT - Directors and Executive Officers."

There was no independent valuation of the shares in the merger transaction.

     The number of FSI shares to be issued pursuant to the merger agreement was determined by negotiation between PES and FSI and does not necessarily bear any relationship to PES's asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of PES. Furthermore, neither PES nor FSI has obtained either an appraisal of PES's or FSI's securities or an opinion that the Merger is fair from a financial perspective.

     Failure of sufficient number of investors to reconfirm their investments will result in the merger not being consummated.

     The merger cannot be consummated unless, the Rule 419 investors representing 80% of the maximum offering proceeds elect to reconfirm their investments. Rule 419 investors must affirmatively elect to reconfirm their investments; no response within the twenty business day period FSI must grant its shareholders to reconfirm will be viewed as a vote not to reconfirm. If, after completion of this reconfirmation offering, a sufficient number of Rule 419 Investors do not reconfirm their investment, the merger will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to Rule 419 Investors on a pro rata basis. As a consequence, since FSI expects to use the 10% allowed to it pursuant to Rule 419, the Rule 419 investors will be returned only 90% of their invested funds.

Penny Stock Regulation

     Broker-dealer practices in connection with transactions in "penny-stock" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure regarding penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If FSI's Common Stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

MERGER

Background of the Merger Agreement

     FSI was organized on April 28, 1997 under the laws of the State of Delaware in order to provide a vehicle to acquire or merge with a business or company. On June 9, 1998, FSI commenced a "blank check" offering pursuant to Rule 419 promulgated under the Securities Act. The purpose of the offering was to cause FSI to become a publicly held reporting company under the Securities Exchange Act of 1934. The offering was successful in raising $50,000 in gross proceeds from Rule 419 investors. Pursuant to Rule 419, $45,000 of the net proceeds from that offering, and 100,000 FSI shares purchased by the Rule 419 investors, were placed in escrow pending distribution of a prospectus to each of the Rule 419 investors describing any prospective business acquisition by FSI and the subsequent reconfirmation by the holders of at least 80% of the shares owned by the Rule 419 investors that they have elected to remain investors.

     In the event approval of the merger is not obtained from at least 80% of the Rule 419 investors, then the shares deposited in the Rule 419 Escrow account will not be released to the Rule 419 investors. Instead, the $45,000 net offering proceeds in the Rule 419 Escrow will be released to the Rule 419 investors in proportion to their investment, at approximately $.45 per share. In the event the escrowed funds exceed $45,000 at the consummation of the merger, the excess funds shall be returned on a pro rata basis to those registered common shareholders rejecting the reconfirmation offer. The Rule 419 Investors paid $.50 per share in FSI's initial public offering.

     Pursuant to Rule 419, the fair value of PES must represent at least 80% of the maximum offering proceeds, or $40,000. Based upon its proforma financial statements, PES has a business value of not less than $40,000. (See "Platinum Executive Search, Inc. Financial Statements.")

Terms and Conditions of Merger Agreement

STOCKHOLDERS OF FSI WISHING TO OBTAIN A COPY OF THE MERGER AGREEMENT, WHICH IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE, MAY OBTAIN ONE WITHOUT CHARGE BY WRITING TO SCHONFELD & WEINSTEIN, L.L.P. ATTENTION: JOEL SCHONFELD, 63 WALL STREET, SUITE 1801, NEW YORK, NEW YORK 10005.

     Pursuant to the merger agreement, PES will be merged into FSI. Consummation of the merger is conditioned upon, among other things, reconfirmation by holders of least 80% of the shares owned by the Rule 419 investors. Upon consummation of the merger, (i) FSI shall institute a 1 for .3634303 reverse stock split of its restricted common stock, and a 1 for 1.96648 forward stock split of shares issued in its initial public offering and currently held in escrow, after which 5,555,475 shares of common stock and 740,000 shares of convertible preferred stock shall be issued to former PES shareholders and 325,000 options to acquire 325,000 shares of common stock shall be issued to former option holders of PES. Each shareholder who holds shares of FSI common stock registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on June 9, 1998 prior to the merger and who accepts the reconfirmation offer shall, after consummation of the merger and subsequent stock split, hold 1.96648 shares for every 1 share held prior to the merger and subsequent stock split. PES will merge into FSI with FSI as the surviving entity. The merger is intended to be consummated in such a manner as to be tax-free to all parties involved under Internal Revenue Code Section 368(a)(1)(A) Each Rule 419 investor who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account of approximately $.45 per share. Consummation of the merger is not subject to any governmental approvals.


As a result of the stock splits, the 100,000 shares currently held in escrow shall become 196,648 shares of FSI registered common stock, and the 600,000 restricted common stock shall become 218,063.

     The result of the merger, assuming that 80% of the FSI stockholders reconfirm their investments, is that former PES shareholders shall own 94% of the surviving entity while current FSI shareholders and their designees shall own 6% of FSI. (See "Certain Transactions")

     Stockholders of FSI desiring to accept the reconfirmation offer are directed to sign the enclosed Letter of Reconfirmation form and return it to Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005, attention: Andrea I. Weinstein, who will forward each Letter of Reconfirmation to Atlantic Liberty Savings, FSI's escrow agent. Any FSI stockholder who fails to return his or her form so that it is received by Ms. Weinstein by (20 business days from the date hereof) will be deemed to have rejected the reconfirmation offer and will automatically be sent a check within five business days representing his or her pro rata share of the funds in the Escrow Account for the benefit of the Rule 419 investors.

Certain Income Tax Consequences

     The merger is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that stockholders of FSI and PES will not recognize gain or loss from the transaction. In addition, the transaction is not expected to result in the recognition of gain or loss to either FSI or PES in the respective jurisdictions where each of them is subject to taxation. NO OPINION OF COUNSEL NOR A RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN OBTAINED IN REFERENCE TO THE FOREGOING. THE FOREGOING IS FOR GENERAL INFORMATION ONLY AND FSI STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM.

Fees and Expenses

     Shareholders of PES shall bear all costs and expenses incurred in connection with the merger and the reconfirmation offering, since the only funds available to FSI are the $45,000 in cash held in escrow pursuant to Rule 419, none of which may be used by either FSI or PES prior to the consummation of the Merger.

USE OF PROCEEDS

     The gross proceeds of FSI's initial public offering was $50,000. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934, all of those proceeds must be held in escrow until all of the shares are sold. Pursuant to Rule 419, after all of the shares are sold, 10% of the deposited funds ($5,000) may be released from escrow to FSI. FSI requested the release of this 10%. Upon the consummation of the merger and the reconfirmation, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $5,000 (plus any interest or dividends received, but less any portion disbursed to FSI pursuant to Rule 419(b)(2)(C)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule 419 or approximately $45,000)will be released to PES. PES will utilize these funds as follows:


        Professional Fees (accounting, legal)               $20,000
        Expenses related to identifying
        potential acquisitions after the
        merger with FSI                                     $25,000


         Total                                              $45,000


     PES estimates that the due diligence expenses in investigating five (5) potential acquisition candidates will cost approximately $25,000 based on the following calculations:

     1.   $12,500 in accounting fees
               a.   $2,500 per acquisition candidate
                    i. 20 hours at $125 per hour.

     2.   $12,500 in legal fees
               a. $6,250 legal fee per successful acquisition (with an estimated 2 successful acquisitions per 5 candidates)
                    i. 20 hours at $250 per hour.

SELECTED FINANCIAL DATA

                                          (All amounts expressed in US$)

First Sunrise, Inc.:
                                        January 1, 1998 to January 1, 1999 to
                                        December 31, 1998 June 30, 1999

Net Income from Operations               $     0            $    0
Total Current Assets                     $   55,668         $  55,503
Other Assets                             $     0            $    0
Total Assets                             $   55,668         $  55,503
Total Current Liabilities                $    7,250         $   8,100

Long-term Liabilities                    $     0            $    0
Dividends                                $     0            $    0

Total Stockholders equity                $   48,418         $  47,403


Platinum Executive Search, Inc.      March 25, 1999 (date of inception) to
                                     June 30, 1999

Net Income from Operations         $       0
Total Current Assets               $    502,931
Other Assets                       $       0
Total Assets                       $    502,931
Total Liabilities                  $    593,181
Total Current Liabilities          $    593,181
Dividends                          $       0
Total Stockholders equity(deficit) $    (90,250)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS


FIRST SUNRISE, INC.

General

     FSI was organized under the laws of the State of Delaware on April 20, 1997. Since inception, the primary activity of FSI has been directed to organizational efforts, and obtaining initial financing and conducting its initial public offering pursuant to which FSI offered and sold 100,000 shares of common stock at $.50 per share. Pursuant to Rule 419, the proceeds of FSI's initial public offering ($50,000) less 10% ($5,000) have been placed in escrow pending consummation of a merger or acquisition. (See "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419"). In the event no merger or acquisition is consummated within eighteen (18) months from the effective date of FSI's initial public offering. FSI shall return investors' money, less $5,000, on a pro rata basis.

     FSI was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warranted, engaging in business combinations presented to it by persons or firms who or which desire to employ FSI's funds in their business or to seek the perceived advantages of a publicly-held corporation. FSI's principal business objective is to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings.


     FSI does not currently engage in any business activities which provide any cash flow. FSI's business is sometimes referred to as a "blank check" company because investors entrust their investment monies to FSI's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the deposited funds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in FSI will have an opportunity to evaluate the specific merits or risks of only the business combination management decides to enter into.

     Management anticipates that it may be able to effect only one potential business combination, due primarily to FSI's limited financing.


Results of Operations

     FSI's public offering was declared effective on June 9, 1998. FSI offered a total of 100,000 shares at an offering price of $.50 per share, for an aggregate of $50,000.00. On December 1, 1998, FSI closed on 100,000 shares for a total gross proceeds of $50,000.00. Pursuant to Rule 419 of the Securities Act, net proceeds of $45,000.00 together with all securities issued are being held in escrow pending the consummation of an acquisition or merger. After the closing of the merger, the business of FSI will be the business of PES. (See "BUSINESS - PES"). The resources of PES will be comprised in part of the resources available to FSI to fulfill the business purpose of marketing, managing and acquiring human resource firms. PES believes the combined cash resources and available credit of PES and FSI will be sufficient to run operations for one year. $25,000 of the $45,000 currently held in escrow, and the positive cash flow achieved by PES's two wholly owned operating subsidiaries, Renaissance and Success, may be used for these purposes.

     At June 30, 1999, FSI's current assets amounted to $55,503, while current liabilities amounted to $7,250. In addition, FSI's general and administrative expenses amounted to $1,015 for the period ended June 30, 1999.


     In the event approval of the merger is not obtained from at least 80% of the Rule 419 investors, then the shares deposited in the Rule 419 escrow will not be released to the Rule 419 investors. Instead, the $45,000 net offering proceeds in the Rule 419 escrow will be released to the Rule 419 investors in proportion to their investment, at approximately $.45 per share. In the event the escrowed funds exceed $45,000 at the consummation of the merger, the excess funds shall be returned on a pro rata basis to those registered common shareholders rejecting the reconfirmation offer. The Rule 419 investors paid $.50 per share in FSI's initial public offering.



PLATINUM EXECUTIVE SEARCH, INC.

PES is a development stage company which serves as a holding company in the human resource industry. PES was incorporated in the State of New York on March 25, 1999 for the purpose of helping business executives search for and find employment. PES's objective is to maximize shareholder value by embarking upon a strategy to establish itself as a leader in the human resources industry. PES has commenced such strategy by acquiring firms and hiring key employees experienced in human resources and executive search. The following presentation of management's discussion and analysis of PES's financial condition should be read in conjunction with PES's financial statements and notes thereto, as well as other financial information contained in this prospectus. (See "BUSINESS PES")

Overview

PES achieved sales revenues immediately upon the acquisition of existing human resource firms and the hiring of management and other key personnel experienced in human resources. PES's two wholly owned subsidiaries, Renaissance Leadership, Inc. and Strupp Investments LLC, are both operating companies with positive cash flows. PES believes that revenues from these two subsidiaries are sufficient to sustain existing operations, and that it will not have to raise additional capital during the next 12 months. A key element of PES's growth strategy is the acquisition of additional human resource firms. PES anticipates that it will be able to acquire such firms through the issuance of PES securities after the merger. It is possible, however, that certain acquisition candidates may also require cash to be acquired. In such an event, PES may require additional financing to fund such acquisitions. Such financing may be in the form of either debt or equity. PES has not currently identified a source of such financing. As of the date hereof, PES has not committed to any acquisitions other than the two companies previously acquired, Renaissance Leadership, Inc., and Strupp Investments LLC. PES has allocated $25,000 of the proceeds currently held in escrow as a result of FSI's initial public offering, to apply towards costs incurred by PES in its search for additional acquisition candidates.

On August 15, 1999, PES acquired Renaissance Leadership, Inc., a leadership development and training firm. Founded in 1978, Renaissance has served over 35,000 managers and executives. Renaissance has over 200 corporate clients including AT&T, American Express, Merill Lynch and Bell Atlantic. PES purchased Renaissance for $1,500,000 broken down as follows: 75,000 shares of redeemable common stock 300,000 shares of convertible preferred stock (eligible to be converted into 250,000 shares of common stock), and 375,000 shares of common stock.

On August 31, 1999, PES acquired Strupp Investments, L.L.C., a human resource firm known as "Success." Success specializes in the placement of executive assignments for senior management in various industries. The purchase of Success was valued at $500,000, broken down as follows: 25,000 shares of redeemable common stock, 100,000 shares of preferred stock (eligible to be converted into 208,833 shares of common stock), and 125,000 shares of common stock.

     For purposes of acquisitions prior to the merger with FSI, PES is valuating its common stock at $2.00 per share.

         As of June 30, 1999, PES had an outstanding line of credit of $500,000. PES repaid this line of credit in July 1999 with the proceeds of the line of credit. In July 1999, PES entered into another line of credit with Fleet Bank for $200,000. This line of credit was for ninety (90) days and expired on October 14, 1999, but was extended for an additional 30 days. It is personally guaranteed by James Strupp and John Mazzuto, officers and directors of PES. PES expects to repay this debt through operating revenues generated by PES's two wholly owned subsidiaries.

     Renaissance Leadership, Inc.

     Renaissance Leadership, Inc. is a human resource n executive search firm specializing in leadership management located in Easton, Maryland.

     Year ended December 31,1998 compared to year ended December 31, 1997.


                                                  Year ended
                                                  December 31

                                            1998           1997
                                            ----           ----

Net sales and other
operating income                        $1,085,224          $1,092,023

Cost of goods sold                      $  315,392          $  357,908

Selling, general,
and administrative experience           $  796,790          $  611,188

Net income (loss)                       $  (23,308)         $  125,612


     Net sales for the year ended December 31, 1998 were $1,085,224 compared to $1,092,023 in 1997, a decrease of $6,799 (.6%). Cost of goods sold decreased by $42,516 (11.9%) from 1997 to 1998, and cost of goods sold as a percentage of net sales decreased from 32.8% in 1997 to 29.1% in 1998 as a result of additional expenses for outside consulting.

     Selling, general and administrative expenses for the year ended December 31, 1998 were $796,790, and $611,188 for the year ended December 31, 1997, an increase of $185,602. Selling, general and administrative expenses as a percentage of net sales increased from 56% in 1997 to 73.4% in 1998. This increase was attributed to increased compensation and related expenses.

     Six months ended June 30, 1999.

     For the six months period ended June 20, 1999, Renaissance had net sales and other operating income of $459,593. Cost of goods sold was $111,615, and selling general and administrative experiences were $335,673. For this six months period, net income was $13,530.

     Strupp Investments, LLC

     Strupp Investments, LLC is a New Jersey corporation doing business as "Success." Incorporated in July 1998, Success is in the business of recruiting executive personnel. James J. Strupp, an officer, director and shareholder of PES is a principal of Strupp.

     For the year ended June 30,1999, Strupp had revenues of $289,628. General and Administrative Expenses were $306,434. Strupp had a net loss of ($16,720) for the year ended June 30, 1999.

PES

Three Month Period Ended June 30, 1999


                                            Three Month Period
                                            Ended June 30, 1999
                                            -------------------


Net Sales                                    $       0
Cost of Sales                                $       0
General and Administrative Expenses          $    143,108
Net Income (loss)                            $    (143,250)


For the three month period ended June 30. 1999, PES had no sales revenues and operating expenses of $143,108. At June 30, 1999, PES had total assets of $502,931 consisting of $500,445 cash, and $2,486 in property and equipment, and total liabilities of $593,181, consisting of $93,181 in accounts payable and a $500,000 line of credit. PES had $143,108 of general and administrative expenses consisting of marketing and other general office expenses. PES has entered into an agreement with a commercial bank allowing for a $500,000 line credit. The amount outstanding on the line of credit at June 30, 1999 was $500,000.


BUSINESS

FIRST SUNRISE, INC.

General

     FSI was organized under the laws of the State of Delaware on April 28, 1997. Since inception, the primary activity of FSI has been directed to organizational efforts, and obtaining initial financing and conducting its initial public offering pursuant to which FSI offered and sold 100,000 shares of common stock at $.50 per share. Pursuant to Rule 419, the proceeds of FSI's initial public offering ($50,000) less 10% ($5,000) have been placed in escrow pending consummation of a merger or acquisition. In the event no merger or acquisition is consummated within eighteen (18) months from the effective date of FSI's initial public offering (December 9, 1999), FSI shall return investors' money, on a pro rata basis.

FSI was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warranted, engaging in business combinations presented to it by persons or firms who or which desire to employ FSI's funds in their business or to seek the perceived advantages of a publicly-held corporation. FSI's principal business objective is to seek long-term growth potential in a business combination venture rather than to seek immediate short-term earnings.

     FSI does not currently engage in any business activities which provide any cash flow. FSI's business is sometimes referred to as a "blank check" company because investors entrust their investment monies to FSI's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the deposited funds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in FSI will have an opportunity to evaluate the specific merits or risks of only the business combination management decides to enter into.

     Management anticipates that it may be able to effect only one potential business combination, due primarily to FSI's limited financing.


PLATINUM EXECUTIVE SEARCH, INC.

General


     PES was incorporated pursuant to the laws of the State of New York on March 25, 1999.

     PES was founded to enter the human resource industry through the acquisition of existing firms, and hiring employees with experience in this industry. PES has acquired two such firms: Renaissance Leadership, a leadership development firm specializing in the financial services industry, with annual sales of over $1,000,000, acquired August 15, 1999; and Strupp Investments, L.L.P., (known as "Success"), a firm specializing in executive search, acquired August 30, 1999. James J. Strupp, an officer of PES, is director and shareholder of PES, is a principal of Success. Additionally, as of August 30, 1999, PES has entered into employment agreements with three individuals, each of whom brings with him/her years of experience in executive search and an established client base.

HUMAN RESOURCE SEARCH INDUSTRY

Overview

Although PES is involved with different segments of human resources, it expects that executive search will comprise a large portion of its business. According to Kennedy Information, worldwide executive search industry revenue grew at a 20% compound annual growth rate, from approximately $3.5 billion in 1993 to $7.3 billion in 1997. The executive search industry is separated into two distinct markets: retained search firms and contingency search firms.

Retained search firms generally concentrate on searches for positions with annual compensation of $150,000 or more for large public and private corporations, government agencies, educational organizations and high growth start-up companies. Retained search firms also have the capability to provide their clients with local and international knowledge of the managerial market within their client's industry, as well as a sophisticated network of relevant industry contacts. Retained search firms typically charge a fee for their services equal to approximately one-third of the annual cash compensation for the position being filled and bill for their services in three installments irrespective of whether a position has been filled.

Contingency search firms generally concentrate on searches for positions with annual compensation of $150,000 or less. These firms are most commonly hired to fill middle and lower management positions of small to medium-sized companies. Unlike retained search firms, contingency search firms are compensated only when a position is filled. Accordingly, revenues generated by a contingency search firm typically are more volatile than revenues generated by a retained search firm. For this reason, contingency search firms often cannot invest as many resources as retained search firms in a search assignment. Contingency search firms typically charge a fee for their services equal to approximately one-third of annual cash compensation for the position being filled.

The executive search industry is highly fragmented, consisting of approximately 4,000 retained and contingency search firms in 1997. According to Kennedy Information, the ten largest retained search firms accounted for only 11% of the global search industry in 1997. In 1997, more than 80% of retained search firms and approximately 90% of contingency search firms generated less than $2 million each in annual revenues.

INDUSTRY TRENDS

PES believes that a number of favorable trends will contribute to the continued growth of the human resource industry in general, and the executive search industry in particular, including: (i) the globalization of business; (ii) the demand for managers with broader skills; (iii) the increasing outsourcing of recruitment functions; and (iv) the use of advanced technology to accelerate the identification and assessment of candidates. PES believes that within the next six months, it will be well positioned relative to these key industry trends.

Globalization of Business. As the world markets continue to integrate into one global economy, more companies are required to supplement internal talent with experienced senior executives who can operate effectively in a global economy. The rapidly changing and competitive environment increasingly challenges multinational and local companies to identify qualified executives with the right combination of skills, experience and cultural compatibility. This globalization of business, including the expansion in new markets, has led companies to look beyond their particular region for management talent and to identify local executives in the regions where they are doing business.

Demand for Managers with Broader Qualifications. According to a recent global study conducted by Korn Ferry International, Developing Leadership for the 21st Century, companies are seeking broader qualifications for executive positions. In many instances, these candidates cannot be found within a client's organization despite training, rotation programs and succession planning. Thus, PES expects that the executive search business will continue to grow as companies increasingly turn to executive search firms to identify qualified executives.

Increasing Outsourcing of Recruitment Functions. Recent economic factors are requiring companies to focus on core competencies and to out source recruitment functions to providers who can efficiently provide high quality recruitment services. Moreover, the trend towards globalization and the current shortage of qualified management-level candidates have made identifying and recruiting exceptional candidates more difficult. Companies are increasingly relying on experienced global executive search firms to address their management recruitment needs. By hiring executive search firms, companies can expect to:
(i) access a diverse and highly qualified field of candidates on an as-needed basis; (ii) reduce the costs required to maintain and train a recruiting department in a rapidly changing industry; (iii) benefit from the most updated information on the industry and specific geographic markets; (iv) access leading search technology and software; and (v) maintain management focus on strategic business issues.

Use of Advanced Technology. Technology is having an increasing impact on the search industry. Global systems and the ability to create comprehensive worldwide databases are fundamentally changing the search process and moving the emphasis of the search business from candidate identification to candidate assessment and placement. In addition, the Internet is creating efficient ways to identify and recruit from the broad middle-management market, with Internet technology expected to have applicability to senior-level searches in the near future. At the same time, new barriers to entry into the executive search industry critical to serve client's needs globally.

     In response to these industry trends, PES has begun to acquire firms and individuals to enable PES to assist it in becoming a leader in the human resources industry. PES believes that through its acquisitions of firms focusing on various segments in the human resources industry, it will be able to draw on individuals' expertise in specific regions, industries and functions. PES is focusing on additional acquisitions in the following industry segments: executive coaching and counseling; temporary services; training and organization development; information technology and executive search. Current employees of PES have experience in advanced technology, health care, pharmaceutical, entertainment, fashion/retail, and professional services. Some of PES's employees have years of experience in searches for functional positions such as members of boards of directors, chief executive officers, chief financial officers and chief information officers.

PES believes that the experience of its key personnel will allow it to benefit from growth in outsourcing of recruitment functions. PES seeks not only to provide middle and senior level management employees to corporations, but to become a provider of recruitment services for all levels of management.

PES intends to develop a strong technology infrastructure to assist it in searching for and placing executives in the many industry segments it hopes to service.

 PES may hire consultants in the future. PES will hire consultants based on their competence and experience in the area in which they are retained to consult.

 The proceeds of FSI's initial public offering, currently held in escrow, will not be used to make loans to officers, directors or affiliates. Neither PES nor FSI will pay its officers, directors, promoters or their affiliates or associates any finders fees or other compensation except as described in executed employment agreements.

GROWTH STRATEGY

Currently, PES is seeking to expand primarily through the pursuit of strategic acquisition.

PES will continue to make selected acquisitions that support its growth strategy, and develop and enhance its presence in key markets. While PES intends
to     continue to      acquire businesses in various segments of the human
resource industry, it is aware that one of the largest components of such industry is executive search. According to Kennedy Information, the executive search industry is highly fragmented and consists of approximately 4,000 firms, the ten largest of which accounted for only 11% of the global executive search industry revenues in 1997. By focusing on smaller firms ($5,000,000 in annual sales revenues and less), PES expects to be able to create a niche in the industry. Since its formation, PES has been evaluating opportunities to expand its business through acquisitions, and engaging in discussions with potential targets, as well as with individuals with experience in various segments of the human resource industry. Since its incorporation PES has made two acquisitions and hired three key employees. The company views strategic acquisitions as the key component of its long term growth strategy and intends to seek to accelerate its pace of acquisitions to the extent appropriate opportunities become available.

Industry Segment/Functional Specialization


PES has hired and intends to hire key personnel specializing in various industry segments. Such personnel will be equipped with the knowledge and contacts each has built during his/her career in such industries and markets. PES counts on such personnel to bring an in-depth understanding of the market conditions and strategic and management issues faced by clients within a specific industry. PES intends to continue expansion of its industry segment specialization through additional strategic hiring and selected acquisitions.

Further, PES has hired and intends to hire employees with experience in placing executives in certain functions, such as boards of directors, chief executive officers and other senior executive and financial officers.

Competition

PES is a start up company in the human resource industry, an industry dominated by several large international firms such as Korn/Ferry International, Heidrick & Struggles International, Inc., Spencer Stuart & Associates, Russel Reynnolds Associates and Egon Zehnder International. PES competes primarily with smaller and mid size executive search firms, as well with firms that specialize in specific regional, industry or functional searches.

The executive search industry is comprised of approximately 4,000 retained and contingency search firms. According to Kennedy Information, the top ten search firms represent only 11% of the industry. To date there have been few barriers to entry in the executive search business, which explains in part the highly fragmented nature of the industry. However, the globalization of world economies, combined with the increased availability and application of sophisticated technologies and comprehensive databases, will likely raise the barriers to entry. PES believes that the industry will experience consolidation. New competitors, such as technology-oriented companies, will be drawn to the executive search business by the growing worldwide demand for qualified management employees, the fragmentation of the industry and the ability to leverage their existing technology and databases to enter the market.

Facilities

PES leases space at 342 Madison Avenue, New York, New York from one of its wholly owned subsidiaries, Strupp Investments, LLC, on a month to month basis. There is no written lease agreement. (See "Certain transactions.")
PES believes that these premises will be adequate for its current needs and for its first two years of operation.

Legal Proceedings

PES is not a party to any legal proceedings which it believes could materially effect its business

Intellectual Property

Other than its trade name and the trade names of Renaissance and Success, PES does not possess any intellectual property.

Employees

     PES currently has three full time employees. PES's employees do not belong to any unions. Management of PES enjoys good working relationships with its employees.


Year 2000


     PES's current computer system has been updated to comply with any issues relating to the upcoming change in the century. PES does not anticipate incurring significant expense with regard to Year 2000 issues.

MANAGEMENT

Directors and Executive Officers

     Set forth below is certain information regarding the directors and executive officers of FSI and PES. The officers and directors of FSI are expected to resign upon consummation of the merger.

FSI

     Set forth below is information regarding the officers and directors of the FSI.

Name                          Age            Position with FSI
----                          ---            -----------------


Eng Chye Low (1)              61            President, Director
200 East 89th Street
New York, New York 10128

Steven Wainick (1)            41            Secretary, Director
64 Tamarack Street
Islip, New York 11751

Rene Kunz                     38            Director
Hochwachtrsrasse 31
8400 Winterthur
Switzerland
--------------------


(1) May be deemed "Promoters" of the FSI, as that term is defined under the Securities Act of 1933.

BIOGRAPHY

Eng Chye Low, President and a director of the Company, has been president of Seacom, Inc., a New York based real estate management company, since 1980. Mr. Low is a graduate of the University of Malaya. He has been president and a director of the Company since May 1997. Mr. Low is the former president of Jackson Holding Corp., a blank check company which merged with China energy Resources Corporation in June 1996. (See "Other Blank Check Companies.")

Steven Wainick, Vice President, Secretary and a director of the Company, was Vice- President of Metro Tag and Label company, a manufacturer of tags and labels, from 1978 to 1994. Since 1994, Mr. Wainick has been President of Metro Tag and Label Company. He attended Nassau Community College and University of Miami. He has been secretary and a director of the Company since May 1997. Mr. Wainick is the former vice president of Mandi of Essex, Ltd., a blank check company which merged with CityScape Financial Corp. On April 27, 1994. (See "Other Blank Check Offering.")

Rene Kunz, director of the Company, has been assistant vice president of Winterthur Insurance, Located in Winterthur, Switzerland, since 1991. He has been a director of the Company since May 1997.


PES

     Set forth below is information regarding the officers and directors of PES:

Name                         Age       Position with the Company
----                         ---       -------------------------

James J. Strupp               56        Chief Executive Officer
                                        Chairman of the Board

John D. Mazzuto               50        President, Chief Financial Officer
                                        Director

Robert J. Casper              55        Director

Biography

James J. Strupp has been Chief Executive Officer and Chairman of the Board since March 1999. From 1984 to 1987, and 1991 to the present, Mr. Strupp has been senior vice president-human resources of International Specialty Products, Inc., a GAF corporate affiliate, where he was responsible for the total human resources of the $750 million specialty chemical company. He served as executive vice president and partner of Bastion Industries/LendLease Trucks, Inc. from 1987 to 1991, and Vice President - Human Resources USA of Estee Lauder Corp. from 1981 to 1984. He has served in executive capacities for Seatrain Lines, Inc., Hertz Corporation, Mobil, and Chrysler Corporation. Mr. Strupp co-founded the Dr. Martin Luther King Education Center in Kankakee, Illinois. He is a graduate of Marquette University.

John D. Mazzuto has been President, Chief Financial Officer and a director of PES since March 1999. Since 1991, Mr. Mazzuto has served as a consultant for various companies, such as Texfi Industries, Inc., Weldotron Corporation,

CPT Holdings, Inc., and EVTC Inc. He has specialized in consulting troubled companies, assisting them in financial analysis and debt restructuring. From 1989 to 1991, he worked for Asian Oceanic Group, first as head of New York Corporation finance, then as President of the New York subsidiary and Group Managing Director of the parent. Mr. Mazzuto was employed by Chemical Bank from 1971 to 1989 in various capacities, including managing director of corporate finance, manager of business units and vice president. He is a graduate of Yale University.

Robert J. Casper has been a director of PES since August 1999. Since 1994, Mr. Casper has been President and Chief Executive Officer of R.J. Casper & Associates, a sole proprietorship which has investments in a variety of privately held companies. From 1988 to 1994, worked for US Life
Corporation, an insurance holding company, serving as President and Chief Operating Officer from 1993 to 1994 where he coordinated, directed and executed all hands-on managerial, administrative and marketing functions to ensure efficient and profitable operations. US Life Corporation is a publicly held corporation. He has served on the boards of directors of US Life Corporation, All American Life, Old Line Life, United States Credit Life and United States Equity Sales. Mr. Casper is a graduate of the University of Wisconsin and The Wharton School of Business.

Executive Compensation

FSI
     FSI has not compensated any officers, directors or employees to date. FSI will not issue additional securities until after the merger with PES is consummated.


PES

     The following summary compensation table sets forth compensation information for services performed during the fiscal year to end December 31, 1999 by PES's executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal                 Fiscal                    Annual
Position                           Year                      Compensation(1)(2)
------------------                 ------                    ------------------

James J. Strupp                    1999                      $150,000

John Mazzuto                       1999                      $120,000

-----------------
(1) Includes salary and bonus.
(2) These amounts represent salary for six months of 1999.



PES has entered into employment agreements with both James J. Strupp and John
D. Mazzuto.

Pursuant to PES's five year employment agreement with Mr. Strupp, Mr. Strupp shall receive an annual salary of $300,000, with an annual increase of $15,000 plus an amount equal to the increase in the Consumer Price Index as published by the U.S. Government multiplied by the then existing salary every year commencing January 1, 2000. Based on performance, Mr. Strupp is eligible for an annual bonus of $75,000 for fiscal year 1999, and an annual bonus for each fiscal year end of an amount not less than seven percent (7%) of the pre-tax income of PES. Mr. Strupp shall be entitled to a transaction bonus for each acquisition in the amount of $100,000, payable at each closing in stock or cash, at his option. With each new executed letter of intent between PES and an acquisition target, Mr. Strupp will be eligible for 100,000 options to purchase 100,000 shares of PES common stock. The stock options will be prices as of the date of the completion of the acquisition by PES of the target company, are fully vested on their date of issuance and may be exercised for ten years. Mr. Strupp shall also receive a company car, car phone and portable phone.

Pursuant to PES's five year employment agreement with Mr. Mazzuto, Mr. Mazzuto shall receive an annual salary of $240,000, with an annual increase of $10,000 plus an amount equal to the increase in the Consumer Price Index as published by the U.S. Government multiplied by the then existing salary every year commencing January 1, 2000. Based on performance, Mr. Mazzuto is eligible for an annual bonus of $55,000 for fiscal year 1999, and an annual bonus for each fiscal year end of an amount not less than four percent (4%) of the pre-tax income of PES. Mr. Mazzuto shall be entitled to a transaction bonus for each acquisition in the amount of $60,000, payable at each closing in stock or cash, at his option. With each new executed letter of intent between PES and an acquisition target, Mr. Mazzuto will be eligible for 70,000 options to purchase 70,000 shares of PES common stock. The stock options will be priced as of the date of the completion of the acquisition by PES of the target company, are fully vested on their date of issuance and may be exercised for ten years. Mr. Mazzuto shall also receive a car phone and portable phone.

1999 Stock Option Plan

The PES 1999 Stock Option Plan provides for the granting of incentive stock options, non-qualified stock options and stock appreciation rights. It is administered by PES's Board of Directors. Directors, officers and other executive, managerial, and other employees of PES or its subsidiaries will be eligible to participate under this plan with respect to incentive stock options, non-qualified stock options and SARs, and all independent contractors rendering services to PES or its subsidiaries are eligible to participate under the plan with respect to non-qualified stock only, but no director of PES or its subsidiaries is eligible to receive an incentive stock option or SAR appurtenant thereto unless he/she is also aan employee of PES or a subsidiary of PES in a class eligible to receive incentive stock options. The aggregate number os shares of PES common stock which may be issued or delivered upon exercise of all incentive stock options and non-qualified stock options granted under this plan can not exceed 5,000,000 shares. Option prices for incentive stock options shall not be less than 100% and for non-qualified stock options not less than 85% of the fair market value of such shares on the date on which the option was granted.

As of the date of this prospectus, there are 325,000 options outstanding.


DESCRIPTION OF SECURITIES

FSI

Common Stock

     FSI is authorized to issue twenty million (20,000,000) shares of common stock, $.001 par value per share, of which 700,000 shares were issued and outstanding as of the date of this prospectus. 600,000 shares were issued to eight (8) shareholders in 1997. FSI relied on an exemption pursuant to Section 4(2) of the Securities Act of 1933, when issuing these shares. The 700,000 shares includes the 100,000 shares of registered common stock subject to the reconfirmation offering. Each outstanding share of common stock of FSI is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of FSI common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of FSI; (ii) are entitled to share ratably in all of the assets of FSI available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of FSI; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one on-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of registered common stock which are the subject of this reconfirmation offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of FSI do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of FSI if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of FSI's directors. At the completion of the reconfirmation offering, the present officers and directors and present shareholders of FSI and their designees, will beneficially own 6% of the then outstanding shares, with the former PES shareholders in possession of 94% of FSI's stock. (See "MERGER-Terms and Conditions of Merger" and "Certain Transactions").

Reports to Stockholders

     FSI intends to continue to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. FSI's fiscal year ends on December 31.

Non-Cumulative Voting

     The holders of shares of FSI Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so chose. In such event, the holders of the remaining shares will not be able to elect any of FSI's directors. FSI's current shareholders, including those FSI shareholders who are also shareholders of PES, will own 6% of the common shares outstanding after the merger. (See "Certain Transactions.")


Dividends

     FSI was only recently organized, has no earnings, and has paid no dividends to date. Since FSI was formed as a blank check company with its only intended business being the search for an appropriate business combination, FSI does not anticipate having any earnings until such time that a business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a business combination, FSI will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a business combination is reconfirmed.
Transfer Agent

     FSI has appointed Oxford Transfer Co., 115 North Maryland Avenue, Suite 130, Glendale, California as the Transfer Agent for FSI.

PES

Common Stock

     PES is authorized to issue 10,000,000 shares of common stock, $.01 par value, of which 5,555,475 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock of PES is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of shares of PES do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so chose. In such event, the holders of the remaining shares will not be able to elect any of PES's directors. PES's current shareholders will own 94% of the common shares outstanding after the merger.

Preferred Stock

     PES is authorized to issue 10,000,000 shares of preferred stock, $.01 par value. Of the authorized preferred stock, 5,000,000 shares are designated as Series A Convertible Preferred Stock, par value $.01. Holders of Series A Preferred Stock are entitled to receive when, as and if declared by the Board of Directors, annual dividends payable in cash, out of funds legally available for such purpose, or at the option of PES, in kind, at the rate of 6% per share per annum, and this amount shall be non-cumulative. If PES elects to pay in kind, such dividends shall be paid in additional duly authorized fully paid and non-assessable shares of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall be paid in preference to dividends paid on the common stock.

     The holders of Series A Preferred Stock shall not be entitled to any voting rights, except for action which alters the rights, preferences or privileges of the Series A Preferred Stock materially or increases the authorized number of shares of common stock. Holders of Series A Preferred Stock have the right to convert the Series A Preferred Stock into shares of common stock pursuant to certain provisions.

     There are currently 740,000 shares of preferred stock outstanding.

Dividends

     PES has paid no dividends to date.

Transfer Agent

PES intends to appoint American Stock Transfer as its Transfer Agent after the merger.

PRINCIPAL SHAREHOLDERS

FSI

     The following table sets forth certain information regarding the beneficial ownership of the FSI's common stock as of the date of this Prospectus by (i) each person known to FSI to beneficially own 5% or more of FSI's Common Stock,
(ii) each director of FSI and (iii) all directors and executive officers of FSI as a group. All information with respect to beneficial ownership has been furnished to FSI by the respective director, executive officer or 5% shareholder, as the case may be.

                               Amount and Nature of    Amount and Nature of
                               Beneficial Ownership    Beneficial Ownership
                               Prior to the Merger(1)  After the Merger (2)
                               ----------------------  --------------------

                                Number    Percent       Number    Percent
                                ------    -------       ------    -------


Saul Gelernter (5)              100,000   14.29%      36,343.83    .523%
76-23 168th Street
Flushing, NY 11366

Steven Wainick (1) (4) (5)      100,000   14.29%      36,343.83    .523%
64 Tamarack Street
Islip, NY 11571

Sanford Lurie (5)               100,000   14.29%      36,343.83    .523%
201 West 89th Street
New York, NY 10024

Rene Kunz (1) (4) (5)           100,000   14.29%      36,343.83    .523%
Hochwachtrsrasse 31
8400 Winterthur
Switzerland

Gary L. Heller (5)               50,000    7.14%      18,171.915   .263%
7641 66TH Street
Penellas Park, FL 33781

Victor Weinstein,
L.L.P. 50,000 (3) (5)            50,000    7.14%      18,171.915   .263%
280 Carol Close
Tarrytown, NY 10591

Schonfeld &Weinstein,
L.L.P. 50,000 (3) (5)            50,000    7.14%      18,171.915   .263%
63 Wall Street, Ste.1801
New York, NY 10005

Eng Chye Low (1) (4) (5)         50,000    7.14%      18,171.915   .263%
200 East 89th Street
New York, NY 10128



Total Officers
and Directors
(3 Persons)                     250,000   35.71%      90,859.575   1.315%

Total                           600,000   85.71%      218,062.98   3.155%

     (1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

     (2) Mr. Weinstein is the father of Andrea I. Weinstein of Schonfeld & Weinstein, L.L.P., special counsel to FSI.

     (3) Mr. Schonfeld and Ms. Weinstein are the principals of Schonfeld & Weinstein, L.L.P., special counsel to FSI. Ms. Weinstein's father,
Vic Weinstein, is a shareholder of the FSI.

     (4) Mr. Low is President and a director of FSI. Mr. Wainick is Treasurer, Secretary and a director of FSI. Mr. Kunz is a director of FSI.

     (5) Beneficial owner has sole voting power and sole investment power as to shares owned in FSI.


     (1) Based on 6,911,853 shares to be outstanding after the merger; after the stock splits and conversion of preferred stock.

PES

     The following table sets forth certain information regarding the beneficial ownership of the PES's Common Stock as of the date of this Prospectus by (i) each person known to PES to beneficially own 5% or more of PES's Common Stock,
(ii) each director of PES and (iii) all directors and executive officers of PES as a group. All information with respect to beneficial ownership has been furnished to PES by the respective director, executive officer or 5% shareholder, as the case may be.


                               Amount and Nature of    Amount and Nature of
                               Beneficial Ownership    Beneficial Ownership
                               Prior to the Merger      After the Merger 1(2)
                               -------------------      ---------------------

                                Number    Percent          Number    Percent
                                ------    -------          ------    -------

Name/Address
Beneficial
Owner
James J. Strupp
63 Ashland Road
Summit, NJ 07901              2,170,000    39.1%          2,170,000    31.40%

John D. Mazzuto
54 First Neck Lane
Southampton, NY 11968         2,170,000    39.1%          2,170,000    31.40%

Robert Casper                    25,000(3)  .45%             25,000(3)   .36%
407 Pine Street
Red Bank, NJ 07701

Total Officers
and Directors(3 Persons)      4,365,000   78.57%          4,365,000    63.15%


     (1) Based on 6,911,853 shares to be outstanding after the merger, after the stock splits and conversion of preferred stock.

     (2) The 5,555,475 post-stock split shares of FSI and 740,000 shares of preferred stock (each share of preferred stock convertible into .83333 shares of common stock)to be issued upon consummation of the Merger shall be distributed to current PES shareholders on a pro-rata basis.

     (3)Includes 15,000 options to purchase 15,000 shares of common stock.

CERTAIN TRANSACTIONS

         FSI was incorporated in Delaware on April 28, 1997. Between April 18, 1997 and August 15, 1997 FSI issued 600,000 shares of common stock to eight (8) persons, all of whom were sophisticated investors. These investors were afforded access to FSI's corporate books and financial statements and had an opportunity to meet with management and discuss concerns. FSI relied upon
Section 4(2) of the Securities Act when issuing these securities. On June
9, 1998, FSI's initial public offering was declared effective by the Securities and Exchange Commission. Pursuant to this offering, 100,000 shares of common stock were offered at $.50 per share on a "best efforts, all or nothing basis." As a result of the public offering, $50,000.00 was raised. This offering closed on December 1, 1998.

         PES leases office space from one of its subsidiaries, Strupp Investments, LLC, on a month to month basis. There is no written lease agreement.

         PES has a $200,000 line of credit outstanding which has been personally guaranteed by James Strupp and John Mazzuto, officers and directors of PES.
This line of credit expired on October 14, 1999, and was extended for an additional 30 days.

LEGAL MATTERS

          An opinion as to the validity of the securities offered hereby has been passed upon for FSI by Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York, counsel to FSI. Schonfeld & Weinstein, L.L.P. is a shareholder of FSI. No proceeds of FSI's initial public offering were paid to Schonfeld & Weinstein, L.L.P.

EXPERTS

The balance sheet of FSI as of December 31, 1997, and the related statements of operations, changes in stockholders' deficit and cash flows for the initial period from April 28, 1997 (date of incorporation) December 31, 1997 included in this Prospectus and incorporated by reference in the registration statement, have been audited by The B & B Group, LLC, independent auditors.

The balance sheet of FSI as of December 31, 1998, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from January 1, 1998 through December 31, 1998 included in this Prospectus and incorporated by reference in the registration statement, have been audited by Ahearn, Jasco + Company, P.A., independent auditors, as stated in their report appearing in this prospectus and incorporated by reference in the registration statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of PES as of June 30, 1998, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from March 25, 1999 (date of inception) through June 30, 1999 included in this Prospectus and incorporated by reference in the registration statement, have been audited by Ahearn, Jasco + Company, P.A., independent auditors, as stated in their report appearing in this prospectus and incorporated by reference in the registration statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of Strupp Investments, LLC as of June 30, 1999, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from July 1, 1999 through June 30, 1999 included in this Prospectus and incorporated by reference in the registration statement, have been audited by Christina Stylianou., independent auditor, as stated in her report appearing in this prospectus and incorporated by reference in the registration statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of Renaissance Leadership, Inc. as of December 31, 1998 and December 31, 1997, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from January 1, 1998 through December 31, 1998, and January 1, 1997 through December 31, 1997 included in this Prospectus and incorporated by reference in the registration statement, have been audited by J. Michael Connolly, independent auditor, as stated in his report appearing in this prospectus and incorporated by reference in the registration statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



LITIGATION


     FSI knows of no litigation pending, threatened or contemplated, or unsatisfied judgements against it, or any proceedings in which it is a party. FSI knows of no legal actions pending or threatened or judgements entered against FSI's officer and directors in their capacity as such.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Articles of Incorporation of FSI provide indemnification of directors and officers and other corporate agents to the fullest extent permitted pursuant to the laws of Delaware. The Articles of Incorporation also limit the personal liability of FSI's directors to the fullest extent permitted by the Delaware Law. The Delaware General Corporations Law contains provisions entitling directors and officers of FSI to indemnification from judgments, fines amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of FSI, provided said officers or directors acted in good faith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling FSI pursuant to the foregoing provisions, or otherwise, FSI has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by FSI of expenses incurred or paid by a director, officer or controlling person of FSI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, FSI will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FURTHER INFORMATION

     FSI has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act with respect to the Common Stock offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to FSI and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, copies of which may be obtained at prescribed rates from the Commission at the public reference facilities maintained by the Commission or at the Commission's web site: www.sec.gov. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

FIRST SUNRISE, INC.
(A development stage company)

INDEX TO FINANCIAL STATEMENTS



                                                             Page
                                                             ----

     REPORT OF INDEPENDENT AUDITORS                          F-2

     FINANCIAL STATEMENTS

          Balance Sheets                                     F-3

          Statements of Operations                           F-4

          Statement of Changes in Stockholders' Equity       F-5

          Statements of Cash Flows                           F-6


      NOTES TO FINANCIAL STATEMENTS                      F-7 through F-9

REPORT OF INDEPENDENT AUDITORS

To the Stockholders of
First Sunrise, Inc.

We have audited the accompanying balance sheet of First Sunrise, Inc. (the "Company"), a development stage company, as of December 31, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                   /s/ Ahearn Jasco + Company, P.A.
                                   AHEARN, JASCO + COMPANY, P.A.
                                   Certified Public Accountants

Pompano Beach, Florida
August 25, 1999

                               FIRST SUNRISE, INC.
                          (A development stage company)
                                 BALANCE SHEETS
                       JUNE 30, 1999 AND DECEMBER 31, 1998


                                                 6/30/99        12/31/98
                                                 -------        --------
                                               (Unaudited)
ASSETS

CURRENT ASSET - Cash and cash equivalents         $5,503         $5,668

RESTRICTED CASH                                   50,000         50,000

     TOTAL                                       $55,503        $55,668



LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS PAYABLE                                  $8,100         $7,250

STOCKHOLDERS' EQUITY:

   Common  stock,  $.001  par  value;   20,000,000
    shares  authorized;  700,000 shares issued and
    outstanding  at June 30, 1999;  700,000 issued
    and outstanding at December 31, 1998             700            700
   Additional paid-in capital                     54,300         54,300
   Deficit accumulated during
    the development stage                         (7,597)        (6,582)

     STOCKHOLDERS' EQUITY, NET                    47,403         48,418

     TOTAL                                       $55,503        $55,668



                       See notes to financial statements.
                                      F-3

                              FIRST SUNRISE, INC.
                         (A development stage company)
                            STATEMENTS OF OPERATIONS
  FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND THE YEAR ENDED DECEMBER 31, 1998

                                              6/30/99        12/31/98
                                              -------        --------
                                            (Unaudited)

REVENUE                                            $-             $-

GENERAL AND ADMINISTRATIVE EXPENSES              1,015          4,832

     LOSS BEFORE INCOME TAX PROVISION           (1,015)        (4,832)

PROVISION FOR INCOME TAXES                          -              -

     NET LOSS                                  $(1,015)       $(4,832)



PER SHARE AMOUNTS (Basic and diluted):
   Net loss per common share outstanding      $(0.0015)      $(0.0081)


COMMON SHARES OUTSTANDING AT
 JUNE 30, 1999 AND DECEMBER 31, 1998           700,000        600,000






                       See notes to financial statements.

                              FIRST SUNRISE, INC.
                         (A development stage company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND THE YEAR ENDED DECEMBER 31, 1998

                                                      Deficit
                                                    Accumulated
                                    Additional      during the
                            Common   Paid-in        Development
                            Stock    Capital           Stage           Total
                            -----    -------           -----           -----



STOCKHOLDERS' EQUITY,
December 31, 1997           $600     $26,400        $(1,750)       $25,250

Sale of 100,000 shares of stock,
 net of deferred offering
 costs of $22,000            100      27,900            -           28,000

Net loss for the year ended
 December 31, 1998           -              -        (4,832)        (4,832)

STOCKHOLDERS' EQUITY,
 December 31, 1998           700      54,300         (6,582)        48,418

Net loss for the six months
 ended June 30, 1999
 (unaudited)                  -         -            (1,015)        (1,015)

STOCKHOLDERS' EQUITY, June 30,
 1999 (unaudited)           $700     $54,300        $(7,597)       $47,403



                       See notes to financial statements.

                              FIRST SUNRISE, INC.
                         (A development stage company)
                            STATEMENTS OF CASH FLOWS
  FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND THE YEAR ENDED DECEMBER 31, 1998

                                               6/30/99        12/31/98
                                               -------        --------
                                              (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                    $(1,015)       $(4,832)
   Item not affecting cash flow from operations:
     Accounts payable                              850          3,000

     NET CASH USED IN OPERATING ACTIVITIES        (165)        (1,832)


CASH FLOWS FROM INVESTING ACTIVITY:
   Increase in restricted cash                      -         (50,000)


CASH FLOWS FROM FINANCING ACTIVITY:
   Sales of common stock                            -          50,000

     NET DECREASE IN CASH AND CASH EQUIVALENTS    (165)       (1,832)


CASH AND CASH EQUIVALENTS, beginning of period   5,668          7,500

CASH AND CASH EQUIVALENTS, end of period        $5,503         $5,668


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                          $-             $-
   Cash paid for income taxes                      $-             $-


                       See notes to financial statements.

                              FIRST SUNRISE, INC.
                         (A development stage company)
                         NOTES TO FINANCIAL STATEMENTS
               FOR THE SIX MONTHS ENDED JUNE 30, 1999 (Unaudited)
                      AND THE YEAR ENDED DECEMBER 31, 1998


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

     First Sunrise, Inc. (the "Company"), a development stage company, was organized on April 28, 1997 as a "blank check" company, under Rule 419 of the Securities Act of 1933, which plans to look for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining the first capital contribution by the insiders, coordinating activities regarding the SEC registration of the company, and selling stock pursuant to Rule 419.
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Deferred Offering Costs
     Deferred offering costs, which were incurred in anticipation of the Company completing a Rule 419 registration statement, were deferred until the registration was completed in December 1998.

Income Taxes
     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance.

Cash and Cash Equivalents
     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments
     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

                               FIRST SUNRISE, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE SIX MONTHS ENDED JUNE 30, 1999 (Unaudited)
                      AND THE YEAR ENDED DECEMBER 31, 1998


NOTE 3 - STOCKHOLDER'S EQUITY

     The Company was duly organized under the laws of the State of Delaware. The Company has authorized 20,000,000 shares of common stock at $.001 par value. Through December 31, 1997, the Company had raised $27,000 through a subscription agreement.

     During the period which ended in December 1998, the Company completed its public offering of common stock. The Company sold 100,000 shares at $0.50 per share, raising $50,000 of funds which are restricted under Rule 419 (see Note
4).

NOTE 4 - RULE 419 REQUIREMENTS

     Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and deal allowances issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the company and to the investors, respectively, only after the company has met the following three basic conditions. First, the company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the company must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

                              FIRST SUNRISE, INC.
                         (A development stage company)
                         NOTES TO FINANCIAL STATEMENTS
               FOR THE SIX MONTHS ENDED JUNE 30, 1999 (Unaudited)
                      AND THE YEAR ENDED DECEMBER 31, 1998

NOTE 5 - LOSS PER COMMON SHARE

     Net loss per common share outstanding, as shown on the statement of operations, is based on the number of common shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the periods were for initial capital or were issued pursuant to Rule 419. Therefore, the total shares outstanding at the end of each period was deemed to be the most relevant number of shares to use for purposes of this disclosure.

     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new shareholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - RELATED PARTY TRANSACTIONS

Transactions with Shareholders
     During 1998, the Company advanced $1,832 for legal fees to the law firm of Schonfeld & Weinstein, LLP, who is also a shareholder of the Company.

Office Facilities
     A shareholder of the Company provides office facilities to the Company at no charge.

NOTE 7 - MERGER AGREEMENT WITH PLATINUM EXECUTIVE SEARCH

     On July 21, 1999, the Company and Platinum Executive Search, Inc. ("PES") entered into a merger agreement, pursuant to which PES will be merged into the Company, with the Company as the surviving entity (reverse merger for accounting purposes). Consummation of the merger is conditioned upon, among other things, reconfirmation by holders of least 80% of the shares owned by the Rule 419 investors. Upon consummation of the merger, the Company shall institute a 1 for
 .3634383 reverse stock split of its restricted common stock and a 1 for 1.96648 forward stock split of shares issued in its initial public offering and currently held in escrow, after which 5,555,475 shares of common stock and 740,000 shares of convertible preferred stock shall be issued to former PES shareholders in the same proportion said shareholders held shares of common and convertible preferred stock of PES, and 325,000 options to acquire 325,000 shares of common stock shall be issued to former option holders of PES in the same proportion said option holders held options to acquire PES stock. Each shareholder who holds shares of the Company's common stock registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on June 8, 1998 prior to the merger and who accepts the reconfirmation offer shall, after consummation of the merger and subsequent stock split, hold 1.96648 shares for every 1 share held prior to the merger and subsequent stock split. The merger is intended to be consummated in such a manner as to be tax-free to all parties involved under Internal Revenue Code
Section 368(a)(1)(A). Each Rule 419 investor who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account of approximately $.45 per share. Consummation of the merger is not subject to any governmental approvals.

 As a result of the stock splits, the 100,000 shares currently held in escrow shall become 196,648 share of the Company's registered common stock and the 600,000 shares of restricted common stock shall become 218,063 shares.
     The result of the merger, assuming that 80% of the Company's Rule 419 stockholders reconfirm their investments, is that former PES shareholders shall own 94% of the surviving entity while the Company's current shareholders and their designees shall own 6% of the surviving entity.

FIRST SUNRISE, INC.
(A development stage company)
CONTENTS


Independent Auditors' Report

Financial Statements:

Balance Sheet

Statement of Operations

Statement of Cash flows

Notes to Financials Statements

THE B & B GROUP, LLP
54 Wheeler Avenue. Pleasantville, New York 100570
(914) 741-5555.  (9140 347-4444
Fax (914) 741-5556

                                Rosanna Bell, CPA
                            Franklin M. Boykoff, CPA
                                     ------
                              Joseph J. Leggio, CPA
                            William A. Colasanti, CPA



                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
First Sunrise, Inc.
New York, New York

We have audited the accompanying balance sheet of First Sunrise, Inc., a development stage company, as of December 31, 1997 and the related statements of operations, stockholders, equity and cash flows for the period April 28, 1997 (Inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Sunrise, Inc., a development stage company, as of December 31, 1997, and the results if its operations and its cash flows for the period April 28, 1997 (Inception) to December 31, 1997 in conformity with generally accepted accounting principles.

The B & B Group, LLP
Certified Public Accountants

Dated: February 14, 1998
Pleasantville, New York

                              FIRST SUNRISE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               DECEMBER 31, 1997



                                     ASSETS
                                     ------


CURRENT ASSETS:
Cash                                         $   7, 500

Total current assets                              7,500

OTHER ASSETS:
Deferred registration costs                      22,000

Total assets                                  $  29,500
                                                =======


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT  LIABILITIES:
Accounts payable                              $   4,250

Total current liabilities                         4,250

SHAREHOLDERS' EQUITY:
Common stock, .001 par value, 20,000,000 authorized,
600,000 issued and outstanding (Note 1.)            600
Additional paid in capital (Note 1.)             26,400
Deficit accumulated during development stage     (1,750)

Total shareholders' equity                       25,250

Total liabilities and shareholders; equity     $ 29,500


               See notes to financial statements.

                              FIRST SUNRISE, INC.
                         (A development stage company)
                            STATEMENT OF CASH FLOWS
        FOR THE PERIOD APRIL 28, 1997 ( INCEPTION) TO DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                            $ (1,750)
Adjustments to reconcile net loss to
net cash provided by operating activities:

Increase in accounts payable                           4,250

Net cash provided by operating activities              2,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in deferred registration costs              (22,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock                           27,000


Net increase in cash                                   7,500
Cash, beginning of period                                  0

Cash, end of period                                $   7,500
                                                      ======

               See notes to financial statements.

                              FIRST SUNRISE, INC.
                         (a development stage company)
                            STATEMENT OF OPERATIONS
         FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO DECEMBER 31, 1997

REVENUE                                           $      0

OPERATING EXPENSES:
Professional fees                                 $    1,750

Net loss                                          $   (1,750)
                                                     =======

EARNING PER SHARE:
Net loss per common share                         $      0
                                                     =======

Weighted average number of share                  $  600,000
                                                     =======

                       See notes to financial statements.

                              FIRST SUNRISE, INC.
                         (a development stage company)
                       STATEMENT OF SHAREHOLDERS' EQUITY
         FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO DECEMBER 31, 1997

                                   SHARES         AMOUNT
                                   ------         ------

Initial sale of stock
April 28, 1997                     600,000        $27,000

Deficit accumulated
during development stage                           (1,750)
                                   600,000        $27,250


               See notes to financial statements.

                              FIRST SUNRISE, INC.
                         (a development stage company)
                         NOTES TO FINANCIAL STATEMENTS
         FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO DECEMBER 31, 1997


1. ORGANIZATION OF THE COMPANY

FIRST SUNRISE INC. (the "COMPANY"), was organized under the State of Delaware on April 28, 1997. The Company was organized as a vehicle to acquire or merge with a business or company, (the "Target Business") (a "Business Combination"). Management believes that the Company's characteristics as an enterprise with liquid assets, nominal liabilities, and flexibility in structuring will make the Company an attractive combination candidate. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. The Company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the Company an "investment company" pursuant to the Investment Company Act of 1940.

Since organization of the Company, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. The Company will not engage in any substantive commercial business following the offering.


2.  SIGNIFICANT ACCOUNTING POLICIES

Deferred registration costs

Costs incurred in connection with the companies anticipated public offering are deferred and will be charged against shareholders equity upon successful compilation of the offering. If the offering is not consummated, deferred costs will be charged to expense.

                              FIRST SUNRISE, INC.
                         (a development stage company)
                         NOTES TO FINANCIAL STATEMENTS
         FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO DECEMBER 31, 1997

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Loss per share of common stock

Loss per share of common stock is calculated by dividing net loss by the weighted average number of shares of common stock and common stock equivalents, if dilutive, outstanding during each of the periods presented. In addition, when an initial public offering is contemplated, common stock and common stock equivalents issued by the Company at a price less than the estimated initial public offering price during the twelve months immediately preceding the anticipated initial filing of the offering are treated as outstanding for all periods presented, using the treasury stock method.


Recent accounting pronouncements

During February, 1997 the FASB issued SFAS No. 128 "Earnings Per Share" which replaces the presentation of primary earnings per share ("EPS") with basic EPS. It also requires dual presentation of basic and diluted EPS. SFAS No. 128 is effective for periods ending after December 15, 1997. The Company believes the adoption of this pronouncement will not have a material effect on the financial statements.

During June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                              FIRST SUNRISE, INC.
                         (a development stage company)
                         NOTES TO FINANCIAL STATEMENTS
         FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO DECEMBER 31, 1997

Recent accounting pronouncements (continued)


SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, the standard may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of this standard.


3.  ADDITIONAL INFORMATION

The Board of Directors passed a resolution authorizing the Management of the Company to initiate steps to make a public offering of the Company's securities, in order to raise additional capital of up to $50,000.00. Management was granted authority to file a Registration statement on form SB-2 with the Securities and Exchange Commission and to register the securities in any state jurisdictions that management felt was required and appropriate. It was furthermore resolved , that the public offering would consist of 100,000 shares of common stock, $.001 par value per share, to be offered at $.50 per share. The shares are being offered by the company on a "best effort, all or none basis".

PLATINUM EXECUTIVE SEARCH, INC.
(A development stage company)

INDEX TO FINANCIAL STATEMENTS

                                                           Page
                                                           ----

     REPORT OF INDEPENDENT AUDITORS                         F-2

     FINANCIAL STATEMENTS

          Balance Sheet                                     F-3

          Statement of Operations                           F-4

          Statement of Changes in Stockholders' Equity      F-5

          Statement of Cash Flows                           F-6

     NOTES TO FINANCIAL STATEMENTS                          F-7 through F-10

REPORT OF INDEPENDENT AUDITORS

To the Stockholders of
Platinum Executive Search, Inc.

We have audited the accompanying balance sheet of Platinum Executive Search, Inc. (the "Company"), a development stage company, as of June 30, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period March 25, 1999 (date of incorporation) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Platinum Executive Search, Inc. as of June 30, 1999, and the results of its operations and its cash flows for the period March 25, 1999 (date of incorporation) through June 30, 1999 in conformity with generally accepted accounting principles.



                                   /s/ AHEARN, JASCO + COMPANY, P.A.
                                   AHEARN, JASCO + COMPANY, P.A.
                                   Certified Public Accountants

Pompano Beach, Florida
August 25, 1999

                        PLATINUM EXECUTIVE SEARCH, INC.
                         (A development stage company)
                                 BALANCE SHEET
                                 JUNE 30, 1999

ASSETS

CURRENT ASSET - Cash and cash equivalents                 $500,445

PROPERTY AND EQUIPMENT, net                                  2,486

     TOTAL                                                $502,931



LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                         $93,181
   Line of credit                                          500,000

     TOTAL CURRENT LIABILITIES                             593,181

STOCKHOLDERS' DEFICIT:
   Preferred stock, $.01 par value; 10,000,000 shares authorized,

    5,000,000 shares designated Series A; none issued Common
   stock, $.01 par value; 10,000,000 shares
    authorized; 4,050,000 shares issued and outstanding     40,500
   Additional paid-in capital                               17,500
   Deficit accumulated during the development stage       (143,250)
   Less:  Subscribed stock                                  (5,000)

     STOCKHOLDERS' DEFICIT, NET                            (90,250)

     TOTAL                                                $502,931

                       See notes to financial statements.
                                      F-3

                        PLATINUM EXECUTIVE SEARCH, INC.
                         (A development stage company)
                            STATEMENT OF OPERATIONS
                       FOR THE PERIOD FROM MARCH 25, 1999
                 (date of incorporation) THROUGH JUNE 30, 1999

REVENUES                                                    $  -

GENERAL AND ADMINISTRATIVE EXPENSES                         143,108

     LOSS ON OPERATIONS                                    (143,108)

INTEREST EXPENSE                                               (142)

     LOSS BEFORE INCOME TAX PROVISION                      (143,250)

PROVISION FOR INCOME TAXES                                     -

     NET LOSS                                             $(143,250)



PER SHARE AMOUNTS:
   Net loss per common share outstanding                    $(0.035)


COMMON SHARES OUTSTANDING AT JUNE 30, 1999                4,050,000

                       See notes to financial statements.
                                      F-4

                        PLATINUM EXECUTIVE SEARCH, INC.
                         (A development stage company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       FOR THE PERIOD FROM MARCH 25, 1999
                 (date of incorporation) THROUGH JUNE 30, 1999

                                         Deficit
                                       Accumulated
                           Additional   During the
                  Common   Paid-in      Development    Subscribed
                  Stock    Capital       Stage           Stock      Total
                  -----    -------       -----           -----      -----

STOCKHOLDERS' EQUITY,
 March 25, 1999    $ -       $  -          $-             $-       $ -

Issuance of 550,000
 shares of founders
 stock             5,500        -           -           (5,000)       500

Sale of 3,500,000
 shares of common
 stock            35,000   17,500           -              -       52,500

Net loss for the
 period ended June
 30, 1999           -           -      (143,250)           -     (143,250)

STOCKHOLDER' EQUITY,
June 30, 1999    $40,500  $17,500     $(143,250)      $(5,000)   $(90,250)

                        PLATINUM EXECUTIVE SEARCH, INC.
                         (A development stage company)
                            STATEMENT OF CASH FLOWS
                       FOR THE PERIOD FROM MARCH 25, 1999
                 (date of incorporation) THROUGH JUNE 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss $(143,250) Items not affecting cash flow from operations:
     Compensation paid in stock                                500
     Depreciation                                              312
     Accounts payable                                       93,181

     NET CASH USED IN OPERATING ACTIVITIES                 (49,257)

CASH FLOWS FROM INVESTING ACTIVITY - Purchase of
 equipment                                                  (2,798)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Line of credit borrowings                               500,000
   Sales of common stock                                    52,500

     NET CASH PROVIDED BY FINANCING ACTIVITIES             552,500

     CASH AND CASH EQUIVALENTS BALANCE AT JUNE 30, 1999   $500,445


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for interest               $    142
   Cash paid during the period for income taxes           $    -


SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITY:
   Stock issued for services                              $    500

                       See notes to financial statements.
                                      F-6

                        PLATINUM EXECUTIVE SEARCH, INC.
                         (A development stage company)
                         NOTES TO FINANCIAL STATEMENTS
                       FOR THE PERIOD FROM MARCH 25, 1999
                 (date of incorporation) THROUGH JUNE 30, 1999

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

     Platinum Executive Search, Inc. was incorporated in the State of New York on March 25, 1999 for the purpose of helping business executives search for and find employment. Planned operations have not yet commenced as the Company is in the development stage; therefore, the accompanying financial statements should not be regarded as typical for normal operating periods.
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes
     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero, as the deferred tax asset that is generated from the net operating loss is offset in its entirety by a valuation allowance.

Cash and Cash Equivalents
     Cash and cash equivalents include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Property and Equipment
     Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Useful lives range from five to seven years. Accumulated depreciation at June 30, 1999 totaled $312.

Fair Value of Financial Instruments
     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Statement of Comprehensive Income
     A statement of comprehensive income has not been included, per SFAS 130, "Reporting Comprehensive Income," as the Company has no items of other comprehensive income.

                         PLATINUM EXECUTIVE SEARCH INC.
                         (A development stage company)
                         NOTES TO FINANCIAL STATEMENTS
                       FOR THE PERIOD FROM MARCH 25, 1999
                 (date of incorporation) THROUGH JUNE 30, 1999


NOTE 3 - PROPOSED MERGER WITH FIRST SUNRISE, INC.

     On July 21, 1999, the Company and First Sunrise, Inc. ("FSI") entered into a merger agreement, pursuant to which the Company will be merged into FSI, with FSI as the surviving entity (reverse merger for accounting purposes). Consummation of the merger is conditioned upon, among other things, reconfirmation by holders of least 80% of the 100,000 shares of FSI common stock owned by the FSI Rule 419 investors. Upon consummation of the merger, FSI shall institute a 1 for .3634383 reverse stock split of its restricted common stock and a 1 for 1.96648 forward stock split of shares issued in its initial public offering and currently held in escrow, after which 5,555,475 shares of common stock and 740,000 shares of convertible preferred stock shall be issued to former Company shareholders in the same proportion said shareholders held shares of common and convertible preferred stock of the Company, and 325,000 options to acquire 325,000 shares of common stock shall be issued to former option holders of the Company in the same proportion said option holders held options to acquire the Company's stock. Each shareholder who holds shares of FSI common stock registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on June 9, 1998 prior to the merger and who accepts the reconfirmation offer shall, after consummation of the merger and subsequent stock split, hold 1.96648 shares for every 1 share held prior to the merger and subsequent stock split. The merger is intended to be consummated in such a manner as to be tax-free to all parties involved under Internal Revenue Code Section 368(a)(1)(A). Each FSI Rule 419 investor who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the FSI escrow account of approximately $.45 per share. Consummation of the merger is not subject to any governmental approvals.
     The result of the merger, assuming that 80% of FSI Rule 419 stockholders reconfirm their investments, is that former shareholders of the Company shall own 94% of the surviving entity while current FSI shareholders and their designees shall own 6% of the surviving entity.


NOTE 4 - STOCKHOLDER'S EQUITY

     The total number of shares of capital stock which the Company has the authority to issue is 20,000,000 shares, consisting of 10,000,000 shares of Preferred Stock having a par value of $.01 per share and 10,000,000 shares of Common Stock having a par value of $.01 per share.

Common Stock
     All shares of Common Stock are identical with each other in every respect, and the holders thereof are entitled to one vote for each share of Common Stock upon all matters upon which the shareholders have the right to vote. From March through June 1999, the Company issued 4,050,000 shares of Common Stock. 30,000 shares of common stock have been reserved for options that will be issued to a consulting firm for services upon completion of the merger with First Sunrise, Inc.

                         PLATINUM EXECUTIVE SEARCH INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE PERIOD FROM MARCH 25, 1999
                  (date of incorporation) THROUGH JUNE 30, 1999

NOTE 4 - STOCKHOLDER'S EQUITY (continued)

Preferred Stock
     The Board of Directors of the Company is authorized, subject to the limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing articles of amendment pursuant to the applicable law of the State of New York, to establish from time to time the number of shares of Preferred Stock to be included in each such series and to determine and fix the designations, powers, preferences and rights of the shares of each such series (including without limitation the voting rights, dividend rights and preferences, liquidation rights and preferences, and conversion rights, if any, thereof) and the qualifications, limitations, and restrictions thereof. As of June 30, 1999, 10,000,000 shares of preferred stock was authorized.


     In May 1999, after filing an amendment to its Articles of Incorporation establishing a series of Preferred Stock designated as "Series A Preferred Stock" (the "Series A Preferred Stock"), the Company authorized 5,000,000 shares, but no preferred stock has been issued as of June 30, 1999. Except as otherwise provided by law, shares of the Series A Preferred Stock have no voting rights. Holders of Series A Preferred Stock are entitled to receive annual dividends, if declared by the Board of Directors, at the rate of 6% per share per annum in cash. Dividends on Series A Preferred Stock are paid in preference to the dividends paid on common stock. In the event of liquidation, dissolution or winding-up of the Company, holders of the Series A Preferred Stock are entitled to receive the value of the stock before any distribution may be made to holders of Common Stock or any Preferred Stock ranking junior to Series A Preferred Stock as to liquidation preferences.
     The Company may at any time call for all shares of Series A Preferred Stock to be converted to Common Stock when the closing bid price of the Common Stock exceeds $3.00 for at least 20 days in any 30 consecutive trading day period. The Company is required to give the holders of Series A Preferred Stock not less than twenty days or more than sixty days prior notice of any such conversion.
     From and after May 1999, each and every share of Series A Preferred Stock may, at the option of the holder thereof, be converted into a number of shares of Common Stock equal to the number of shares which results from dividing the Conversion Price in effect at the time of conversion into the average price per share paid for the shares, on a fully diluted basis, determined in accordance with generally accepted accounting principles.

                         PLATINUM EXECUTIVE SEARCH INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE PERIOD FROM MARCH 25, 1999
                  (date of incorporation) THROUGH JUNE 30, 1999


NOTE 5 - PENDING ASSET ACQUISITIONS

     In August 1999, the Company entered into agreements to purchase the stock of two companies. The two purchase agreements were separately negotiated. The transactions have not closed and are subject to the completion of certain matters including due diligence. Management believes that the two companies have an aggregate fair market value of approximately $2,000,000. For accounting purposes, these asset acquisitions will be recorded using the fair value of the common stock issued by the Company at the date consummated.
     The issuance of shares of common stock in connection with the two asset acquisitions will not result in a change in control of the Company. On a pro-forma basis, if the two asset acquisitions had been consummated as of June 30, 1999 then, as of that date, three persons would have each owned more than 5% of the Company's outstanding voting stock, with the largest single person owning 46% of the Company's outstanding voting stock. The current directors and management are in a position to effectively control the affairs of the Company and management believes that any new shareholders will allow management to further the Company's operating plan. Management is not aware of any voting arrangements or understandings among any of the Company's potential shareholders.


NOTE 6 - LOSS PER COMMON SHARE

     Net loss per common share outstanding, as shown on the statement of operations, is based on the number of common shares outstanding at June 30, 1999. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through June 30, 1999 were issued to two individuals and one corporation. Therefore, the total shares outstanding at the end of the year was deemed to be the most relevant number of shares to use for purposes of this disclosure.
     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new shareholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 7 - LINE OF CREDIT AGREEMENT

     Effective June 30, 1999, the Company signed an agreement with a commercial bank allowing for a $500,000 line of credit. The amount outstanding on the line of credit at June 30, 1999 is $500,000. Interest is charged at the prime rate.

NOTE 8 - RELATED PARTY TRANSACTIONS

     Substantially all of the accounts payable at June 30, 1999 are owed to shareholders of the Company. A shareholder of the Company has provided office facilities to the Company at no charge.

                          RENAISSANCE LEADERSHIP, INC.
                                FINANCIAL REPORT
                           DECEMBER 31, 1998 and 1997




               T A B L E   O F   C O N T E N T S

                                                     Page
                                                     ----

INDEPENDENT AUDITOR'S REPORT ON THE
FINANCIAL STATEMENTS                                   3

FINANCIAL STATEMENTS

Balance Sheets                                         4

Statements of Income                                   5

Statements of Stockholders' Equity                     6

Statements of Cash Flows                               7

Notes to Financial Statements                          8 - 9

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Renaissance Leadership, Inc.
Easton, Maryland

I have audited the accompanying balance sheets of Renaissance Leadership, Inc. (an S-Corporation) as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renaissance Leadership, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

J. Michael Connolly

Centreville, Maryland
August 13, 1999

                          Renaissance Leadership, Inc.
                                 Balance Sheets
                           December 31, 1998 and 1997

     ASSETS
                                                  1998      1997
                                                  ----      ----
CURRENT ASSETS
  Cash                                         $109,852   $174,000
  Accounts receivable                            64,147    110,948

      Total current assets                      173,999    284,948

PROPERTY AND EQUIPMENT, at cost
  Machinery and equipment                       175,901    164,958
  Less accumulated depreciation                 118,658    112,558

    Net property and equipment                   57,243     52,400

      Total Assets                             $231,242   $337,348

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses         $23,893    $29,327
  Deferred Income                                  -        52,364

    Total current liabilities                    23,893     81,691

STOCKHOLDERS' EQUITY
  Common stock (authorized 100,000 shares; issued
    and outstanding 100 shares)                   2,500      2,500
  Retained earnings                             204,849    253,157

    Total stockholders' equity                  207,349    255,657


      Total Liabilities and Stockholders'
       Equity                                  $231,242   $337,348

                          Renaissance Leadership, Inc.
                              Statements of Income
                     Years Ended December 31, 1998 and 1997


                                                 1998          1997
                                                 ----          ----

Net sales and other operating income         $1,085,224     $1,092,023

Cost of goods sold                              315,392        357,908

     Gross profit                               769,832        734,115

Selling, general, and administrative
  expenses                                      796,790        611,188

     Operating income (loss)                    (26,958)       122,927

Financial income                                  3,650          2,685

     Net income (loss)                         $(23,308)      $125,612

                          Renaissance Leadership, Inc.
                       Statement of Shareholders' Equity
                     Year Ended December 31, 1998 and 1997


                              Common         Retained
                              Stock          Earnings          Total
                              -----          --------          -----



Balance, December 31, 1996    $2,500          $160,045        $162,545

  Net income                     -             125,612         125,612
  Shareholders Distributions     -             (32,500)        (32,500)

Balance, December 31, 1997     2,500           253,157         255,657

  Net loss                       -             (23,308)        (23,308)
  Shareholders Distributions     -             (25,000)        (25,000)

Balance, December 31, 1998    $2,500          $204,849        $207,349

                          Renaissance Leadership, Inc.
                            Statements of Cash Flows
                     Years Ended December 31, 1998 and 1997



                                                   1998        1997
                                                   ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                            $(23,308)      $125,612
  Adjustments to reconcile net income
    to net cash provided by operating activities:

    Depreciation                                  6,100         12,811
    Changes in assets and liabilities:
      (Increase) decrease in:
        Trade receivable                         46,801        (49,532)
      Increase (decrease) in:
        Accounts payable and
          accrued expenses                       (5,434)          (992)
        Deferred income                         (52,364)        48,056

        Net cash provided by (used in) operating
        activities                              (28,205)       135,955

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Shareholder distribution                      (25,000)       (32,500)
Cash purchases of property and equipment        (10,943)        (6,939)

        Net cash used in investing activities   (35,943)       (39,439)

CASH FLOWS USED IN FINANCING ACTIVITIES:            -              -

Net increase (decrease) in cash                 (64,148)        96,516
 Cash at beginning of year                      174,000         77,484

Cash at end of year                            $109,852       $174,000


SUPPLEMENTAL CASH FLOW INFORMATION:
  Income taxes paid                            $   -          $   -

  Interest paid                                $   -          $   -

                          RENAISSANCE LEADERSHIP, INC.
                         NOTES TO FINANCIAL STATEMENTS

Note 1.  Significant Accounting Policies

Business Description
The Company, located in Easton, Maryland, is primarily engaged in marketing and team building seminars and programs.

Revenue Recognition
Substantially all revenues are derived from fees for marketing and team building seminars and programs.
Fee Revenues are recognized as services are rendered, generally when a seminar or program is completed.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk
In the normal course of business, the Company extends unsecured credit to clients principally in the United States.

Off Balance Sheet Risk
The Company maintains cash and cash equivalents at several financial institutions. The accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.00 per financial institution. In addition, the banks have pledged collateral against certain deposit accounts. At December 31, 1998 and 1997 the Company had $41,593 and $104,136 in excess of the FDIC limit.

Allowance for Doubtful Accounts
Management believes all trade receivables are fully collectible and therefore no provision has been made for an allowance for doubtful accounts.

Depreciation
Depreciation is provided on the straight-line method over the estimated useful lives of the depreciable assets as follows:

     Equipment                               7 years
     Computer and Transportation Equipment   5 years

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Income
The Company records deferred income when advanced payments are received for seminars that will occur in the subsequent year.

Income Taxes
Since the Company is an S-Corporation, income taxes are generally assessed at the shareholder level and not at the corporate level, therefore, no accrual has been reflected in this financial statement.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash in banks and accounts receivable. The carrying amounts for cash and cash equivalents and accounts receivable approximate fair value due to the short-term nature of these instruments.

See Independent Auditor's Report

                          RENAISSANCE LEADERSHIP, INC.
                         NOTES TO FINANCIAL STATEMENTS


Note 2. Operating Lease Commitments

The Company leases its facilities under lease agreements through November 2000. Rent expense for the years ended December 31, 1998 and 1997 was $28,227 and $30,550. Future minimum lease payments are as follows:

     1999 $19,800
     2000  18,150
     2001    -
     2002    -
     2003    -

Note 3.  Pension Plan

The Company has a defined contribution (money purchase) pension plan covering all full time employees twenty one years old who have provided two years of service. After two years, the employee is vested an additional 20% each year and fully vested in the sixth year. Contributions are limited to 15% of the employee's salary not to exceed $30,000 per employee. Company contributions were $48,599 and $44,148 for the years ended December 31, 1998 and 1997.

Note 4.  Subsequent Activity

In January 1999 the Company distributed its retained earnings of $204,849 to its shareholders who subsequently loaned this balance to the Company on a demand note at 7% interest only, due annually. In addition, $13,530 was distributed and loaned back during June 1999. The outstanding balance of loans from shareholders at June 30, 1999 was $218,379.

See Independent Auditor's Report

                          RENAISSANCE LEADERSHIP, INC.
                                FINANCIAL REPORT
                                 JUNE 30, 1999
                                  (Unaudited)




T A B L E   O F   C O N T E N T S

                                                               Page
                                                               ----


FINANCIAL STATEMENTS

Balance Sheet  (Unaudited)                                        2

Statement of Income  (Unaudited)                                  3

Statement of Stockholders' Equity (Unaudited)                     4

Statement of Cash Flows  (Unaudited)                              5

Notes to Financial Statements  (Unaudited)                        6

Renaissance Leadership, Inc.
Balance Sheet
(Unaudited)
                                                                  June 30, 1999
                                                                  -------------
                                                                   (Unaudited)

     ASSETS

CURRENT ASSETS
  Cash                                                                  $136,926
  Accounts receivable                                                     90,809

      Total current assets                                               227,735

PROPERTY AND EQUIPMENT, at cost
  Machinery and equipment                                                175,901
  Less accumulated depreciation                                          121,563

    Net property and equipment                                            54,338

      Total Assets                                                      $282,073

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                 $ 61,194
  Loans from shareholders                                                218,379

    Total current liabilities                                            279,573

STOCKHOLDERS' EQUITY
  Common stock (authorized 100,000 shares; issued
    and outstanding 100 shares)                                            2,500

    Total stockholders' equity                                             2,500


      Total Liabilities and Stockholders' Equity                        $282,073

Renaissance Leadership, Inc.
Statement of Income
 (Unaudited)
                                                 Six Months Ended June 30, 1999
                                                 ------------------------------
                                                          (Unaudited)




Net sales and other operating income                         $459,593

Cost of goods sold                                            111,615

     Gross profit                                             347,978

Selling, general, and administrative
  expenses                                                    335,673

     Operating income                                          12,305

Financial income                                                1,225


     Net income                                              $ 13,530

Renaissance Leadership, Inc.
Statement of Shareholders' Equity
(Unaudited)
Six Months Ended June 30, 1999


                              Common         Retained
                              Stock          Earnings       Total
                              -----          --------       -----

Balance, December 31, 1998    $2,500        $204,849        $207,349

  Net income                      -           13,530          13,530
  Shareholders distributions      -         (218,379)       (218,379)

Balance, June 30, 1999        $2,500            $-            $2,500

Renaissance Leadership, Inc.
Statement of Cash Flows
(Unaudited)
                                                  Six Months Ended June 30, 1999
                                                  ------------------------------
                                                           (Unaudited)



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                 $13,530
  Adjustments to reconcile net income
    to net cash provided by operating activities:
    Depreciation                                               2,905
    Changes in assets and liabilities:
      (Increase) decrease in:
        Trade receivable                                     (26,662)
      Increase (decrease) in:
        Accounts payable and
          accrued expenses                                    37,301
        Loans from shareholder                               218,379

        Net cash provided by operating activities            245,453

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Shareholder distributions                                 (218,379)

        Net cash used in
          investing activities                              (218,379)

CASH FLOWS USED IN FINANCING ACTIVITIES:                     -

Net increase in cash                                          27,074
Cash at beginning of year                                    109,852

Cash at June 30, 1999                                       $136,926


SUPPLEMENTAL CASH FLOW INFORMATION:
  Income taxes paid                                           $-

  Interest paid                                               $-

RENAISSANCE LEADERSHIP, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1.  Significant Accounting Policies

Business Description
The Company, located in Easton, Maryland, is primarily engaged in marketing and team building seminars and programs.

Revenue Recognition
Substantially all revenues are derived from fees for marketing and team building seminars and programs. Fee revenues are recognized as services are rendered, generally when a seminar or program is completed.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk
In the normal course of business, the Company extends unsecured credit to clients principally in the United States.

Off Balance Sheet Risk
The Company maintains cash and cash equivalents at several financial institutions. The accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.00 per financial institution. In addition, the banks have pledged collateral against certain deposit accounts. At June 30, 1999, the Company had $36,926 in excess of the FDIC limit.

Allowance for Doubtful Accounts
Management believes all trade receivables are fully collectible and therefore no provision has been made for an allowance for doubtful accounts.

Depreciation
Depreciation is provided on the straight-line method over the estimated useful lives of the depreciable assets as follows:

     Equipment                               7 years
     Computer and Transportation Equipment   5 years

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Income
The Company records deferred income when advanced payments are received for seminars that will occur in the subsequent year.

RENAISSANCE LEADERSHIP, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1.  Significant Accounting Policies - Continued

Income Taxes
Since the Company is an S-Corporation, income taxes are generally assessed at the shareholder level and not at the corporate level, therefore, no accrual has been reflected in this financial statement.

Fair Value of Financial Instruments
The Company's financial instruments consist primarily of cash in banks and accounts receivable. The carrying amounts for cash and cash equivalents and accounts receivable approximate fair value due to the short-term nature of these instruments.

Note 2. Operating Lease Commitments

The Company leases its facilities under lease agreements through November 2000. Rent expense for the six months ended June 30, 1999 was $10,922.
Future minimum lease payments are as follows:

     1999 $19,800
     2000  18,150
     2001 -
     2002 -
     2003 -


Note 3.  Pension Plan

The Company has a defined contribution (money purchase) pension plan covering all full time employees twenty one years old who have provided two years of service. After two years, the employee is vested an additional 20% each year and fully vested in the sixth year. Contributions are limited to 15% of the employee's salary not to exceed $30,000 per employee. Company contributions were $-0- for the six months ended June 30, 1999.

Note 4.  Subsequent Activity

In January 1999 the Company distributed its retained earnings of $204,849 to its shareholders who subsequently loaned this balance to the Company on a demand note at 7% interest only due annually. In addition, $13,530 was distributed and loaned back during June 1999. The outstanding balance of loans from shareholders at June 30, 1999 was $218,379.

                            STRUPP INVESTMENTS, LLC
                              FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED JUNE 30th, 1999



INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
And Members of
Strupp Investments, LLC


I have audited the accompanying balance sheet of Strupp Investments, LLC, as of June 30th, 1999, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted this audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provided a reasonable basis for my opinion.

 In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strupp Investments, LLC, as of June 30th, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.







Christina Stylianou
CERTIFIED PUBLIC ACCOUNTANT



Astoria, New York
August 30th, 1999

                            STRUPP INVESTMENTS, LLC
                                 BALANCE SHEET
                             AS OF JUNE 30TH, 1999

ASSETS
Current Assets
Cash in Bank                                  $        267
Accounts Receivable                           $    119,705
TOTAL                                         $    119,972


Fixed Assets
Equipment ( Net of Depreciation)              $      2,928
Other Assets
Security Deposits                             $     23,889

TOTAL ASSETS                                  $    146,789
                                                   =======

LIABILITIES & LIMITED LIABILITY COMPANY EQUITY
Current Liabilities
 Accounts Payable                             $     28,206
 Payroll Taxes Payable                        $      2,546
 Loan from LLC Member                         $      7,757
TOTAL                                         $     38,509



 Equity in Limited Liability Company          $    125,000

Retained Earnings (Accumulated Deficit)
                                             ($     16,720)
Total Equity
                                              $    108,280

TOTAL LIABILITIES & LIMITED
 LIABILITY COMPANY EQUITY                     $    146,789
                                                  ========

 See independent auditor's report and accompanying notes which are an integral part of the financial statements.

                            STRUPP INVESTMENTS, LLC
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                       FOR THE YEAR ENDED JUNE 30TH, 1999


Revenue                                          $ 289,628

Interest Income                                  $      86

General and Administrative Expenses             ($ 306,434)

Net Loss Before Income Taxes                    ($  16,720)
Provision for Income Taxes                          -0-

Net Loss
                                                ($  16,720)
Retained Earnings ( Accumulated Deficit)

   Beginning of Year                                -0-

   Ending of Year
                                                ($  16,720)

 See independent auditor's report and accompanying notes which are an integral part of the financial statements.

                            STRUPP INVESTMENTS, LLC
                STATEMENT OF LIMITED LIABILITY COMPANY'S EQUITY
                       FOR THE YEAR ENDED JUNE 30TH, 1999






                             Equity        Retained
                             Value         Earnings               Total
                             -----         --------               -----
                                        (Accumulated Deficit)

Balance as of inception      -0-             -0-
(7/1/98)

Contribution of Capital    $  125,000

Net Loss                                    ($16,720)          ($ 16,720)

Balance as of June
 30th, 1999                $  125,000       ($16,720)          ($108,280)

See independent auditor's report and accompanying notes which are an integral part of the financial statements.

                            STRUPP INVESTMENTS, LLC
                            STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED JUNE 30TH, 1999

CASH FLOW FROM OPERATING ACTIVITIES:

Net Loss                                             ($   16,720)

Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities:

 Depreciation                                         $      732

(Increase) Decrease In:
     Accounts Receivable                             ($  119,705)

  Increase  (Decrease) In:
     Accounts Payable and other Current Liabilities   $   38,509



NET CASH FLOWS FROM OPERATING ACTIVITIES:             $ ( 97,184)

CASH FLOW FROM INVESTING  ACTIVITIES :
    Purchase of Equipment                             $    3,660
    Security Deposits                                 $   23,889

TOTAL FROM INVESTING ACTIVITIES                       $ ( 27,549)

CASH FLOW FROM FINANCING ACTIVITIES:

Contribution of Capital                               $  125,000

Net Increase in Cash                                  $      267

Cash at Beginning of Year                             $   - 0 -

Cash at End of Year                                   $      267
                                                        ========



See independent auditor's report and accompany notes which are an integral part of the financial statements.

                            STRUPP INVESTMENTS, LLC
                         NOTES TO FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED JUNE 30TH, 1999



NOTE 1-GENERAL

Strupp Investments, LLC., (the "Company"), was established under the laws of the state of New Jersey on July 1st, 1998 and it is currently doing business as "Success".

The Company is in the business of recruiting executive personnel.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company uses the accrual basis of accounting and financial reporting, in accordance with generally accepted accounting principles and the cash basis for tax purposes.

Use of Estimates
In preparing financial statements in conformity with Generally Accepted Accounting Principals, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ form these estimates.

Revenue Recognition
Placement fee revenues are recognized at the effective hire date of the individual placed, net of the appropriate allowance for placement fall-offs.


Income Tax
The Company accounts for income taxes on a cash basis and it has elected to be treated as a partnership for income tax purposes, accordingly income taxes are generally assessed at the member level and not at the Company level, therefore no accrual has been reflected in this financial statement.

Cash and Cash Equivalents
Cash and cash equivalents include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Property and Equipments
Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Useful lives range from five to seven years. Accumulated depreciation at June 30th, 1999 totaled $ 732.

Fair Value of Financial Instruments
Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

                            STRUPP INVESTMENTS, LLC
                         NOTES TO FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED JUNE 30TH, 1999



NOTE 3 - LEASES

The Company currently has an operating lease for telephone equipment with Wasco Funding Corp., for 36 months at $ 304.11 month.

NOTE 4 - RENTAL SPACE

The Company occupies space at 342 Madison Avenue at $ 56,595 per annum from Oct 1st, 1999 to September 30th, 2003, with a security deposit of $ 18,866.

The Company has also leased as of June 10th, 1999 office space in Parsippany, NJ for 3 years at $ 32,800.50 per annum with a security deposit of $ 5,023.



NOTE 5- SUBSEQUENT EVENTS

In July 1999, the Company entered into 3 lease agreements with Highland Capital Corp., for the equipment and furniture in the Parsippany Office. All three leases were for 60 month periods at a total of $ 1,873.05 per month.

NOTE 6- RELATED PARTY TRANSACTIONS

A member of the Company made a non interest hearing demand loan of $ 7,757 to the Company.

NOTE 7- EQUITY

The Company has membership capital with two owners currently owning 100%(99% for one and 1% for the other ) and are treating it as partnership capital.

                         PRO FORMA FINANCIAL INFORMATION


EXHIBIT - PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Combined Financial Information as of June 30, 1999 and for the year then ended for the Combined Companies has been prepared to reflect the combined financial position and the results of operations of First Sunrise, Inc.(First Sunrise), Platinum Executive Search, Inc.(Platinum), Renaissance Leadership, Inc.(Renaissance) and Strupp Investments, LLC (Strupp) as if the combination, described in Note 1, had been effective as of July 1, 1998 (for one year operations). The acquisitions of Renaissance and Strupp by Platinum and the reverse acquisition of First Sunrise by Platinum have been accounted for as purchases and the excess of purchase price over fair value of assets acquired, $1,889,220 if the acquisitions had all occurred as of June 30, 1999, will be reflected as an intangible asset and will be amortized over ten and twenty years. The Pro Forma Combined Financial Information is unaudited and not necessarily indicative of the consolidated results which actually would have occurred if the combination had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods.

Pro Forma Historical Financial Information for First Sunrise, Inc. and Combined Companies



Balance Sheet          Platinum  Renaissance      Strupp     Adjustments     Combined First Sunrise  Adjustments  Combined
                        6/30/99      6/30/99      6/30/99                           6/30/99
                       --------  -----------      -------    -----------     ----------------------  -----------  --------

Cash                   $500,445     $136,926         $267                    $637,638     $5,503                  $643,141
Accts. Rec.                          $90,809     $119,705                    $210,514                             $210,514
PP&E                     $2,486      $54,338       $2,928                     $59,752                              $59,752
Intangibles                                                $1,497,500 (a)  $1,889,220                            $1,889,220
                                                             $391,720 (b)
Other Assets                                      $23,889                     $23,889    $50,000                   $73,889

Assets                 $502,931     $282,073     $146,789                  $2,821,013    $55,503                 $2,876,516

Payables                $93,181      $61,194      $38,509                    $192,884     $8,100                  $200,984
Due to Owners                       $218,379                                 $218,379                             $218,379
Due to Bank            $500,000                                              $500,000                             $500,000

Liabilities            $593,181     $279,573      $38,509                    $911,263     $8,100                  $919,363

Common Stock            $40,500       $2,500                  ($2,500)(a)     $40,500       $700    ($35,230)( c)   $5,970
Preferred Stock                                                                                         $740 ( c)     $740
Addl Paid In            $17,500                            $1,500,000 (a)  $2,017,500    $54,300     $26,893 ( c)$2,098,693
                                                             $500,000 (b)
Ret. Earn(deficit)    ($143,250)                 ($16,720)    $16,720 (b)   ($143,250)   ($7,597)     $7,597 ( c)($143,250)
Subscribed Stock        ($5,000)                                              ($5,000)                             ($5,000)
Members Equity                                   $125,000   ($125,000)(b)          $0                                   $0

Equity (Deficit)       ($90,250)      $2,500     $108,280                  $1,909,750    $47,403                 $1,957,153

Liab. & Equity         $502,931     $282,073     $146,789                  $2,821,013    $55,503                 $2,876,516



The accompanying notes and management's assumptions to the Pro Forma Combined Financial Information are an integral part of these statements

Pro Forma Historical Financial Information for First Sunrise, Inc. and Combined Companies



Operations             Platinum  Renaissance     Strupp     Adjustments   Combined First Sunrise  Adjustments   Combined
                    3 mo. ended   year ended   year ended                                             year ended
                        6/30/99      6/30/99      6/30/99                                                6/30/99
                       --------  -----------     ------     -----------   ----------------------  -----------   --------
                  (since inception)

Revenue                             $969,648     $289,628                  $1,259,276                            $1,259,276

Cost of Goods Sold                  $259,849                                 $259,849                              $259,849
S G & A expenses       $143,108     $734,068     $306,434                  $1,183,610     $5,847                 $1,189,457
Amortization                                                  $74,875 (a)    $114,047                              $114,047
                                                              $39,172 (b)
Other Inc. (Exp.)         ($142)      $3,050          $86                      $2,994                                $2,994

Pre tax Loss          ($143,250)    ($21,219)    ($16,720)                  ($181,189)   ($5,847)                 ($187,036)

Income Taxes

Net Loss              ($143,250)    ($21,219)    ($16,720)                  ($181,189)   ($5,847)                 ($187,036)



The accompanying notes and management's assumptions to the Pro Forma Combined Financial Information are an integral part of these statements

First Sunrise, Inc. and Combined Companies

As of June 30, 1999 and for the year then ended for First Sunrise, Inc.and the Combined Companies

NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis Of Presentation

On July 21, 1999, First Sunrise and Platinum entered into a merger agreement, pursuant to which Platinum will be merged into First Sunrise, with First Sunrise as the legal surviving entity, and Platinum as the accounting acquirer (see 2.
(c) below). Upon consummation of the merger, First Sunrise shall institute a 1 for .3634383 reverse stock split of its restricted common stock, and a 1 for
1.96648 forward stock split of shares issued in its initial public offering and currently held in escrow, after which 5,555,475 shares of common stock and 740,000 shares of convertible preferred stock shall be issued to former Platinum shareholders in the same proportion said shareholders held shares of common and convertible preferred stock of Platinum, and 325,000 options to acquire 325,000 shares of common stock shall be issued to former option holders of Platinum in the same proportion said option holders held options to acquire Platinum stock. Each shareholder who holds shares of First Sunrise common stock registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on June 8, 1998 prior to the merger and who accepts the reconfirmation offer shall, after consummation of the merger and subsequent stock split, shall hold 1.96648 shares for every 1 share held prior to the merger and subsequent stock split. As a result of the stock splits, the 100,000 shares currently held in escrow shall become 196,648 shares of First Sunrise registered common stock, and the 600,000 shares of restricted common stock shall become 218,063. After the merger and recapitalization First Sunrise will have 5,970,186 common shares (5,555,475 + 196,648 + 218,063) and 740,000 preferred shares issued and outstanding, all with a par value of $.001 per share.

On August 15, 1999 Platinum acquired Renaissance in exchange for Common and Preferred shares valued at $1,500,000 and on August 31, 1999 acquired Strupp for Common and Preferred shares valued at $500,000. These transactions have both been accounted for as purchases. The excess of purchase price over fair value of assets acquired of $1,889,220, if the acquisitions had all occurred as of June 30, 1999 is reflected as an intangible asset and is being amortized over twenty years.

Since all of the entities presented had pre-tax losses on a pro-forma basis no provision for taxes on income was made. Any deferred tax assets generated by the losses have been offset in their entirety by a valuation allowance.

The accompanying unaudited pro forma financial statements data reflects the combined financial position and the results of Platinum, Renaissance, Strupp and First Sunrise as if the Combination had been effective as of June 30, 1999 (B/S), July 1, 1998 (Year Ops.), respectively.

This pro forma financial statement should be read in conjunction with the historical financial statements and notes thereto of the companies as of December 31, 1998 and June 30, 1999 as appropriate.

In management's opinion, all material adjustments necessary to reflect the effects of the Combination have been made. The unaudited pro forma combined statements of operations is not necessarily indicative of what actual results of operations of the Company would have been assuming the Combination had been completed as of June 30, 1999 (B/S) or July 1, 1998 (Year Ops.), respectively, nor is it necessarily indicative of the results of operations for future periods.

2.   Adjustments to Pro Forma Consolidated Financial Statements

The adjustments were made in order to reflect:

(a) The acquisition of Renaissance in consideration for 450,000 shares of Platinum's common stock and 300,000 shares of Platinum preferred stock valued at a total of $1,500,000. The valuation of the stock at $2 per share is a management estimate, which has been agreed to in arms length negotiations between the parties. With Renaissance net asset value of $2,500 at 6/30/99, an intangible asset of $1,497,500 was created. Since Renaissance has been in business since 1978 management expects to amortize this intangible asset over twenty years.

(b) The acquisition of Strupp in consideration for 150,000 shares of Platinum's common stock and 100,000 shares of Platinum preferred stock valued at a total of $500,000. The valuation of the stock at $2 per share is a management estimate, which has been agreed to in negotiations between the parties. With Strupp net asset value of $108,280 at 6/30/99, an intangible asset of $391,720 was created, which is expected, subject to further review to be amortized over ten years.

(c) The reverse merger of Platinum into First Sunrise and the simultaneous recapitalization with Platinum being the surviving entity for accounting purposes. Common and Preferred stock are both booked at $.001 par value per share.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;

INSURANCE. - (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article XI of the Company's By-laws provides for the indemnification of the company's officers, directors, and corporate employees and agents under certain circumstances as follows:

Article XI provides that the Company will hold harmless and will indemnify all officers, directors, employees and agents of the Company against all expense, liability and loss reasonably incurred or suffered by such person in its connection as such with the Company. The Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person (except against the Company) only if such proceeding was authorized by the Company's Board of Directors.

If a claim under the above paragraph is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at anytime thereafter bring suit against the Company to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Notwithstanding any limitations in other sections of the By-laws, the Company will, to the fullest extend permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

The Company may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


          Escrow Fee............................................$    - 0 -
          Securities and Exchange Commission
          Registration Fee..................................... $   100.00
          Legal Fees........................................... $18,000.00
          Accounting Fees...................................... $ 2,000.00
          Printing and Engraving............................... $   250.00
          Blue Sky Qualification Fees and Expenses............. $   750.00
          Miscellaneous........................................ $   350.00
          Transfer Agent Fee................................... $   500.00

TOTAL.......................................................... $22,000.00

Item 26.  Recent Sales of Unregistered Securities


FSI issued 600,000 shares on between April 28, 1997 and August 15, 1997 to its initial stockholders for $27,000. FSI relied on an exemption from registration contained in Section 4(2) of the Securities Act of 1933. Each purchaser in this offering was sophisticated and had access to FSI's corporate books and financial statements, and had the opportunity to meet with management to discuss concerns.

Name/Address
Consideration               Shares
Beneficial                of Common              Price
Owner                  Stock Purchased(2)        Paid
-------------          ------------------        ----

Saul Gelernter                 100,000          $4,500.00
76-23 168th Street
Flushing, NY 11366

Steven Wainick(1)(3)           100,000          $4,500.00
64 Tamarack Street
Islip, NY 11571

Sandford Lurie                 100,000          $4,500.00
201 West 89th Street
New York, NY 10024

Rene Kunz(1)(3)                100,000          $4,500.00
Hochwachtrsrasse 31
8400 Winterthur
Switzerland

Gary Heller                     50,000          $2,250.00
7641 66th Street
Penellas, FL

Victor Weinstein(4)             50,000          $2,250.00
280 Carol Close
Tarrytown, NY 10591

Schonfeld & Weinstein,
  L.L.P.(5)                     50,000          $2,250.00
63 Wall Street
New York, NY 10005

Eng Chye Low(1)                 50,000          $2,250.00
200 East 89th Street
New York, NY 10128
-----------

     (1) May be deemed "Promoters" of FSI, as that term is defined under the Securities Act of 1933.

     (2) These Shares were sold under the exemption of Section 4(2) of the Securities Act of 1933.

     (3) Mr. Low is President and a director of FSI. Mr. Wainick is Treasurer, Secretary and a director of FSI. Mr. Kunz is a director of FSI.

     (4) Mr. Weinstein is the father of Andrea I. Weinstein of Schonfeld &

Weinstein, L.L.P., special counsel to FSI.

     (5) Mr. Schonfeld and Ms. Weinstein are the principals of Schonfeld & Weinstein, L.L.P., special counsel to FSI. Ms. Weinstein's father, Vic Weinstein, is a shareholder of FSI.

Neither FSI nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.

EXHIBITS

Item 27.

 2.0    Agreement and Plan of Merger***

 3.1(a) Certificate of Incorporation of First Sunrise, Inc. *

 3.1(b) Certificate of Incorporation of Platinum Executive Search, Inc.

 3.2(a) By-Laws of First Sunrise, Inc. *

 3.2(b) By-Laws of Platinum Executive Search, Inc.+

 4.1    Specimen Certificate of Common Stock. *

 4.6    Form of Escrow Agreement. *

 5.0    Opinion of Counsel.

24.0    Accountant's Consent to Use Opinion.

24.1    Counsel's Consent to Use Opinion.

99.0    Written Agreement Between Management and First Sunrise, Inc.**

99.1    Subscription Agreement


*   As filed with original Registration Statement on Form SB-2.
** As filed with Amendment No. 1 to Registration Statement on Form SB-2. *** As filed with Post-Effective Amendment No.1 to Registration Statement on Form SB-2.
+   Revised

Item 28.

UNDERTAKINGS

     The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on November 3, 1999.

                        FIRST SUNRISE, INC.



BY:                     /s/ Eng Chye Low
                        Eng Chye Low, President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ Eng Chye Low         Dated November 3, 1999
-------------------
Eng Chye Low
President, Secretary


/s/ Steven Wainick       Dated November 3, 1999
-------------------
Steven Wainick
Treasurer, Secretary, Director



                         Dated
-------------------
Rene Kunz
Director